UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Cohen & Steers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 22, 2013

Dear Fellow Shareholders:

It is our pleasure to invite you to the Cohen & Steers, Inc. 2013 Annual Meeting of Shareholders.

We will hold the meeting on Wednesday, May 8, 2013, beginning at 9:00 a.m., local time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about our company. Our Annual Report to Shareholders, which includes our 2012 Annual Report on Form 10-K, accompanies these enclosures.

Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Martin Cohen Co-Chairman and Co-Chief Executive Officer	Robert H. Steers Co-Chairman and Co-Chief Executive Officer

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

March 22, 2013

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We will hold the Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, on Wednesday, May 8, 2013, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	Elect as directors the six nominees named in the enclosed Proxy Statement to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	Approve the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan;

(3)	Approve the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan;

(4)	Approve the Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan;

(5)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2013;

(6)	Approve, in a non-binding vote, the compensation of our named executive officers; and

(7)	Consider any other business that is properly presented at our Annual Meeting.

Under rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our shareholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”) and others will receive paper copies of the Proxy Statement, the Proxy Card and the Annual Report. The Notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper or electronic copy of our proxy materials, if you so desire. We believe electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement, our Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders are available for you to review online by following the instructions contained in the Notice or Proxy Card. You also may view our proxy materials at https://materials.proxyvote.com/19247A.

The Board of Directors has fixed the close of business on March 13, 2013 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at our Annual Meeting or any adjournments thereof. Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, New York 10017-2013    Tel: (212) 832-3232    Fax: (212) 832-3622

March 22, 2013

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” “we” or “our”), of proxies to be voted at our 2013 Annual Meeting of Shareholders and at any adjournment or postponement thereof.

You are invited to attend our 2013 Annual Meeting of Shareholders on Wednesday, May 8, 2013, beginning at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, New York, New York 10017. You may obtain directions to our Annual Meeting location by calling our Corporate Secretary at (212) 832-3232.

We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each shareholder eligible to vote on or about March 26, 2013.

Items to Be Voted on at Our Annual Meeting

The items of business scheduled to be voted on at our Annual Meeting are:

•	Item 1: the election as directors of the six nominees named in this Proxy Statement;

•	Item 2: the approval of the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan (the “Amended and Restated Stock Incentive Plan”);

•	Item 3: the approval of the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan (the “Amended and Restated Annual Incentive Plan”);

•	Item 4: the approval of the Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan (the “Amended and Restated ESPP”);

•	Item 5: the ratification of the appointment of Deloitte & Touche LLP, our independent registered public accounting firm for the current fiscal year;

•	Item 6: the approval, in a non-binding vote, of the compensation of our named executive officers; and

•	any other business that is properly presented at our Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the six nominees to the Board of Directors named in this Proxy Statement;

•	“FOR” the approval of the Amended and Restated Stock Incentive Plan;

•	“FOR” the approval of the Amended and Restated Annual Incentive Plan;

•	“FOR” the approval of the Amended and Restated ESPP;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2013; and

•	“FOR” the approval of the compensation of our named executive officers.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2013

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about March 26, 2013, we mailed to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and instructions on how to vote on the Internet, in person or by mail. The Notice also contains instructions on how to receive a paper or electronic copy of the proxy materials. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials over the Internet by following the instructions contained in the Notice or Proxy Card. The Proxy Statement and our Annual Report are available at www.proxyvote.com. You also may view our proxy materials at https://materials.proxyvote.com/19247A.

Shareholders Entitled to Vote

Holders of record of our common stock at the close of business on March 13, 2013 are entitled to vote their shares of our common stock at our Annual Meeting. As of March 13, 2013, 44,217,661 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.

How to Vote

If you hold your shares directly, you have four ways to vote, as explained on your Notice or Proxy Card. If your shares are in an account at a bank or broker, you will receive an instruction card and information on how to give voting instructions to your bank or broker.

Shareholders who hold their shares directly may vote as follows:

•

By Mail: Shareholders who received a Proxy Card along with a Proxy Statement from us or who have requested a Proxy Card from us by following the instructions on the Notice, may sign, date and return their Proxy Cards in the pre-addressed, postage-paid envelope that is provided.

OR

•

By using the Internet: You can vote at www.proxyvote.com 24 hours a day, seven days a week. Instructions are provided on your Notice or Proxy Card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. You will need the 12-digit Control Number included on your Notice or Proxy Card in order to vote online. If you vote by the Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	By Telephone: Shareholders may vote by telephone by calling 1-800-690-6903. You will need the 12-digit Control Number included on your Notice or Proxy Card in order to vote by telephone.

OR

•	At the Meeting: If you attend our Annual Meeting, you may vote in person by ballot, even if you have previously returned a Proxy Card or otherwise voted.

Voting at Our Annual Meeting

In the event you mail your proxy and you attend our Annual Meeting, you may revoke your proxy and cast your vote personally at our Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at our Annual Meeting.

All proxies that have been properly signed and returned and not revoked will be voted in accordance with your instructions at our Annual Meeting. If you sign and return your Proxy Card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If you sign and return your Proxy Card and if any other matters are properly presented at our Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at our Annual Meeting.

Revocation of Proxies

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at our Annual Meeting. You can revoke your proxy at any time before voting is declared closed at our Annual Meeting. You may revoke your proxy by sending a signed proxy card with a later date in time for us to receive it before voting is declared closed, or by voting in person at our Annual Meeting. You may also revoke your proxy by using the telephone or Internet voting options explained on your Notice or Proxy Card. You cannot, however, revoke your proxy at our Annual Meeting if you do not attend in person.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote

The presence, in person or by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at our Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules if you do not instruct your broker how to vote with respect to Items 1, 2, 3, 4 and 6, your broker may not vote your shares with respect to such proposals. We believe that there can be no broker non-votes on the proposal in Item 5 since brokers have discretion under the New York Stock Exchange rules to vote uninstructed shares on such proposal.

With respect to Item 1, in an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors (a “majority vote”). Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of the election. In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes of the holders of stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors. Under our Bylaws, a “contested election” is an election in which, as of the day preceding the date we first transmit our notice of meeting to our shareholders or at any time thereafter, the number of nominees for director is greater than the number to be elected.

Each incumbent director standing for re-election at our Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board of Directors, if he or she does not receive a majority vote. The Board of Directors must accept or reject such resignation within 90 days following certification of the shareholder vote.

If a director’s resignation offer is not accepted by the Board of Directors, that director will continue to serve until our next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal. The Board of Directors, in its sole discretion, may either fill a vacancy resulting from the Board of Directors accepting a director’s resignation or a director nominee who is not an incumbent director not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board of Directors to eliminate the vacancy.

Under current New York Stock Exchange rules, approval of each of Item 2 (approval of the Amended and Restated Stock Incentive Plan) and Item 4 (approval of the Amended and Restated ESPP) requires the affirmative vote of a majority of the votes cast on the proposal, provided that a majority of the outstanding shares of common stock are voted on the proposal. With respect to Items 2 and 4, abstentions are considered “votes cast” under current New York Stock Exchange rules and therefore will have the same effect as a vote “against” the proposal and will be counted in determining whether a majority of the outstanding shares of common stock are voted on the proposal. Broker non-votes will not count as votes cast “for” or “against” the proposal and will have no effect on the outcome of the proposal, assuming a majority of the outstanding shares of common stock are otherwise voted on the proposal.

Under Section 162(m) of the Internal Revenue Code, approval of each of Item 2 (approval of the Amended and Restated Stock Incentive Plan) and Item 3 (approval of the Amended and Restated Annual Incentive Plan) requires a majority of the votes cast on the proposal. Abstentions and broker non-votes are not considered “votes cast” under Delaware law and therefore will have no effect on the outcome of Items 2 and 3.

The affirmative vote of holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter is required for Item 5 (ratification of our independent registered public accounting firm) and Item 6 (approval of the compensation of our named executive officers). If you abstain from voting on Items 5 and 6, it will have the same effect on the vote as a vote against the proposal. Broker non-votes will have no effect on the outcome of Items 5 and 6. Items 5 and 6 are advisory in nature and are non-binding.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by our directors, officers or employees, without additional compensation. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Shareholders

A list of shareholders entitled to vote at our Annual Meeting will be available at our Annual Meeting and for ten days prior to our Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., by written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.

Multiple Copies of Our Annual Report to Shareholders

Our 2012 Annual Report to shareholders accompanies this Proxy Statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one annual report, proxy statement or notice, as applicable, to multiple shareholders of record sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one set of our annual report, proxy statement or notice of internet availability of proxy materials, as applicable, we will deliver promptly a separate copy of our 2012 Annual Report on Form 10-K, our 2012 Annual Report to Shareholders, this Proxy Statement or Notice, as applicable, to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. You can also notify us that you would like to receive separate copies of our annual reports, proxy statements or notices of internet availability of proxy materials in the future by sending a written request to our Corporate Secretary at the address set forth above or by contacting the Corporate Secretary at (212) 832-3232. If your household is receiving multiple copies of our annual reports, proxy statements and notices of internet availability of proxy materials, and you wish to request delivery of a single copy, you may send a written request to our Corporate Secretary at the address set forth above. Even if your household has received only one set of our annual report and proxy statement, a separate Proxy Card has been provided for each shareholder account. Each Proxy Card should be signed, dated, and returned in the enclosed self-addressed envelope.

If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports, proxy statements or notices of internet availability of proxy materials, you can contact the bank, broker or other nominee to eliminate duplicate mailings.

Confidentiality of Voting

We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, shareholders provide written comments on their Proxy Card, which are then forwarded to us by Broadridge.

Voting Results

Broadridge, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Annual Report

We make available free of charge through our website at cohenandsteers.com under the headings “Company/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our Annual Reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to (212) 832-3232 or via e-mail to srappa@cohenandsteers.com. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2012 nor the 2012 Annual Report to Shareholders shall constitute a part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

As of March 13, 2013, our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, each directly and indirectly owned approximately 27% of our outstanding common stock. As long as Mr. Cohen and Mr. Steers together continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board of Directors and generally to determine the outcome of all corporate actions requiring shareholder approval.

ITEM 1:

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides that the Board of Directors will consist of that number of directors determined from time to time by the Board of Directors. Acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors has nominated the six persons identified herein for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. The Board of Directors recommends a vote “FOR” each of the six persons identified herein for election as directors.

The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the six nominees named in this Proxy Statement. All such nominees are currently directors of our company. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

Information Concerning the Nominees and Directors

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively. As set forth below under “Corporate Governance at Cohen & Steers—Consideration of Director Candidates,” in identifying candidates for Director, the Board of Directors and its Nominating and Corporate Governance Committee takes into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (2) the requisite expertise and appropriately diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside members of the Board of Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate. Although the company has no formal policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, which includes such factors as background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below. In particular, with regard to Mr. Rhein, the Board of Directors considered his experience, expertise and background with regard to accounting matters, which includes specialization in the real estate sector, as well as his service on the board of directors of a publicly traded real estate investment trust. With regard to Mr. Simon, the Board of Directors considered the broad perspective brought by Mr. Simon’s experience directing the research and analysis of companies in many diverse industries. With regard to Mr. Villani, the Board of Directors considered his background in the investment management industry, believing in particular that Mr. Villani’s experience as the chief executive officer of a large global investment management firm is valuable to the company. With regard to Mr. Winograd, the Board of Directors considered his experience, expertise and background in the financial services industry, particularly in the real estate sector, and his prior service as a chief financial officer of a public company as well as his service on the boards of publicly traded companies. The Board of Directors also considered the knowledge and many years of experience with the company represented by Mr. Cohen and Mr. Steers, including their founding of the company.

Set forth below are the names of the nominees for election as our directors, their ages and principal occupations as of March 13, 2013, the years the nominees first became directors of our company, and their biographical information.

Name	Age	Position
Martin Cohen	64	Co-chairman, co-chief executive officer and director
Robert H. Steers	60	Co-chairman, co-chief executive officer and director
Peter L. Rhein	71	Director
Richard P. Simon	67	Director
Edmond D. Villani	66	Director
Bernard B. Winograd	62	Director

Martin Cohen, a director since August 2004, is the company’s co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where in 1985 he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where in 1980 he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University. He has served as a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Cohen serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Robert H. Steers, a director since August 2004, is the company’s co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where in 1985 he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging

Growth Stock Fund. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University. Mr. Steers is a member of the Advisory Committee of the Staff Retirement Plan of the International Monetary Fund and serves as Investment Committee Chairman, Georgetown University. Mr. Steers serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967, and a co-managing member of BBC Properties, LLC, a real estate investment and development company, since 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein serves on the board of directors and is a member of the audit committee and compensation committee for HCP, Inc. In addition, he is a member of the board of visitors of the School of Politics and Economics at Claremont Graduate University. Mr. Rhein has a BS degree in accounting from Claremont McKenna College.

Richard P. Simon, a director since August 2004, retired from Goldman Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon also mentored analysts and was deputy director of research. He is currently a member of the board of directors of Visions, a not-for-profit organization for the visually impaired and blind. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.

Edmond D. Villani, a director since August 2004, served as Vice Chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002 he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. He currently serves on the boards of directors of SCS Hedged Opportunities Funds, three privately offered registered investment companies. He is the former chairman of the board of Georgetown University, and currently serves on the board of the Colonial Williamsburg Foundation, where he serves as chair of the investment committee. In addition, he chairs the advisory board of the Penn Institute for Economic Research at the University of Pennsylvania. Mr. Villani has a BA degree in Mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.

Bernard B. Winograd, a director since January 2012, served as executive vice president and chief operating officer of Prudential Financial, Inc.’s U.S. businesses until his retirement in February 2011. Prior to joining Prudential in 1996, Mr. Winograd was executive vice president, chief financial officer and a member of the board of directors of Taubman Centers, Inc. Before that, he was treasurer of Bendix Corporation. Mr. Winograd serves on the board of directors of Bentall Kennedy, a privately owned Canadian real estate investment management firm. He is also chairman of the Executive and Finance Committee of Local Initiatives Support Corporation, a community development financing organization. Mr. Winograd has a BA degree in social sciences from the University of Chicago.

Other Executive Officers

In addition to Mr. Cohen and Mr. Steers, the following persons currently serve as our executive officers:

Name	Age	Position
Joseph M. Harvey	49	President
Adam M. Derechin	48	Executive vice president and chief operating officer
Matthew S. Stadler	58	Executive vice president and chief financial officer
Francis C. Poli	50	Executive vice president and general counsel

Joseph M. Harvey, president, is responsible for the firm’s investment department. Prior to joining us in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate and related securities for the firm’s research and consulting activities. Mr. Harvey has a BSE degree from Princeton University. Mr. Harvey serves as a vice president of each of the Cohen & Steers open-end and closed-end mutual funds.

Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the firm’s investment administration and systems departments. Prior to joining us in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland. Mr. Derechin serves as chief executive officer and president of each of the Cohen & Steers open-end and closed-end mutual funds.

Matthew S. Stadler, CPA, executive vice president and chief financial officer, oversees the firm’s accounting and finance department. Prior to joining us in 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999.

Francis C. Poli, executive vice president and general counsel, oversees the firm’s legal and compliance department. Prior to joining us in 2007, Mr. Poli was managing director, chief legal officer and director of U.S. compliance for Allianz Global Investors. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law. Mr. Poli serves as secretary of each of the Cohen & Steers open-end and closed-end mutual funds.

There are no family relationships between or among any of the members of the Board of Directors and the executive officers.

CORPORATE GOVERNANCE AT COHEN & STEERS

We regularly monitor regulatory developments and review our policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as rules adopted by the SEC and the New York Stock Exchange, Inc. (the “NYSE”).

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. Our Corporate Governance Guidelines are available at our corporate website at cohenandsteers.com under the headings “Company/Corporate Governance.”

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees which addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of our assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior. The Board of Directors has also adopted a Code of Ethics for Senior Financial Officers. The purpose of the Code of Ethics for Senior Financial Officers is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of our financial books and records and the preparation of our financial statements. Our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers are available at our corporate website at cohenandsteers.com under the headings “Company/Corporate Governance.” As may be required under applicable SEC and NYSE rules, we will promptly disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information on our website at cohenandsteers.com under the headings “Company/Corporate Governance.”

Shareholders are encouraged to visit the Corporate Governance section of the “Company” page of our website at cohenandsteers.com for additional information about our Board of Directors and its committees, and corporate governance at our company.

Director Independence

Background. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board of Directors affirmatively determines that the director has no “material relationship” with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, directors who have relationships covered by one of five bright-line independence tests established by the NYSE, as discussed below, may not be found to be independent.

The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interests. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, however, the NYSE does not view the ownership of even a significant amount of our stock, by itself, as a bar to an independence finding.

The NYSE has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that will cause a director to be not independent from our management. For example, a director who is an employee of ours, or whose immediate family member is an executive officer of our company, cannot be considered independent until three years after the end of the employment relationship. The other bright-line independence tests address circumstances involving: the receipt of more than $120,000 per year in direct compensation from us, except for certain permitted payments such as director fees; employment by or affiliations with our current or former internal or external auditors; interlocking directorates; and certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE website at www.nyse.com.

Independence determinations made by the Board of Directors. At its meeting on March 13, 2013, the Board of Directors made a determination as to the independence of each director, in accordance with the applicable NYSE corporate governance rules. The Board of Directors determined at this meeting that each of Messrs. Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. At this meeting, the Board of Directors considered, but did not believe to be material, the fact that we, through our advisory clients, owned as of December 31, 2012 approximately 5.3% of the outstanding common stock of HCP, Inc., a company for which Mr. Rhein serves on the board of directors. Further, the Board of Directors considered, but did not believe to be material, the fact that certain of the members of the Board of Directors were investors in the mutual funds we manage. Finally, the Board of Directors determined that each of Mr. Cohen and Mr. Steers was not independent. No director participated in the final determination of his own independence.

Consideration of Director Candidates

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board of Directors membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Director qualifications. Our Corporate Governance Guidelines contain Board of Directors membership criteria that apply to Nominating and Corporate Governance Committee-recommended candidates for a position on our Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a person demonstrate strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Board of Directors also considers the skill sets and experiences of the existing directors, and actively seeks to add directors who would bring additional relevant skill sets and experiences to the Board of Directors or would replace skill sets and experience lost through a director’s retirement. Although the company has no formal policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, including such factors as background, skills, experience, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates. Each director must represent the interests of all of our shareholders.

Identifying and evaluating candidates for director. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or a person designated by the Nominating and Corporate Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person’s accomplishments and qualifications. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

There are no nominees for election to our Board of Directors this year who have not previously served as one of our directors.

Executive Sessions

Executive sessions of non-management directors are held before each regularly scheduled board meeting. In 2012, the non-management directors held four executive sessions. “Non-management directors” include all directors who are not our officers, and all non-management directors have been determined by the Board of Directors to be independent. Currently, Mr. Cohen and Mr. Steers are the only officers serving on our Board of Directors. Each session is chaired by one of the non-management members of the Board of Directors on a rotating basis. Any non-management director can request that an additional executive session be scheduled.

Board of Directors Oversight of Risk Management

The Board of Directors’ risk management role within the company is one of informed oversight. Through the processes and procedures implemented by the company, the company’s management brings to the attention of the Board of Directors the key risks that may affect the company and how management addresses these risks. Likewise, the Board of Directors works with executive management to set the “tone at the top” such that prudent mitigation of risk is incorporated in business decision-making at the company. The Board of Directors also helps management shape the company’s overall risk philosophy and risk tolerance, staying apprised of the most significant risks and assessing the appropriateness of management’s response to risk exposures.

The Audit Committee plays a key role in the oversight of the company’s financial risk management function. In that regard, the company’s internal auditor and management meet with the Audit Committee periodically to discuss the financial risks facing the company, highlighting any new risks that may have arisen since they last met. The Compensation Committee is responsible for overseeing the management of risks relating to the company’s executive compensation plans and programs. The Nominating and Corporate Governance Committee manages risks associated with independence and compensation of the Board of Directors, as well as executive succession planning. While each committee is responsible for evaluating and providing oversight of certain risks, the entire Board of Directors is regularly informed of the company’s overall risk structure through active participation in such committee meetings and committee reports to the full Board of Directors.

The company undertakes at least annually together with its internal auditor a risk assessment to identify and evaluate the company’s key risks. The results of such assessment are reported to the Audit Committee and the Board of Directors. Whenever the company encounters any new risks, such as when the company enters a new or related line of business or develops a new product or service, such initiative is reviewed with the Board of Directors and any unique risks associated with such service or product are reviewed with the Board of Directors prior to its implementation.

The company has established a global risk management committee (which is composed of senior officers from all involved departments of the company) as well as other operating committees which regularly assess and evaluate risks related to the company’s business and develop plans to manage these risks effectively. Any significant findings or modifications to the risk management profile of the company are reported to the Board of Directors.

The company operates in a highly regulated industry. With respect to the U.S. regulatory oversight of the company, our organization is subject to several regulatory bodies including the SEC, the Financial Industry Regulatory Authority and the New York Stock Exchange. Internationally, through our subsidiaries, we are regulated by the Hong Kong Securities and Futures Commission, the United Kingdom Financial Services Authority and the Belgian Banking, Finance and Insurance Commission. Management has developed compliance programs that govern its business and employees both in the United States and internationally. These programs are designed to detect and prevent any wrongdoing under relevant rules and regulations and address the company’s risk profile, and are incorporated into the company’s training programs for all employees, which are conducted at least annually. A strong “tone at the top” is set by the Board of Directors and executive management, which is communicated by executive management to all employees, that non-compliance will not be tolerated. At least quarterly (and on a more regular basis as necessary), the General Counsel and Associate General Counsel review with the Audit Committee all regulatory matters, if any, with respect to the company’s business. In addition, the General Counsel and Associate General Counsel review with the Audit Committee all litigation matters, if any, as well as any related party transactions and material breaches or potential breaches of the company’s policies and procedures.

In overseeing risk management, the Board of Directors is briefed on the company’s insurance program (including directors and officers coverage), the type and level of insurance coverage, material gaps, if any, in the insurance program, and how the company’s insurance program compares to others in the industry.

Board Leadership Structure

Martin Cohen and Robert Steers, co-founders of the company, are also the co-chairmen and co-chief executive officers of the company. The Board of Directors and its Nominating and Corporate Governance Committee believe that this leadership structure is appropriate for the company and in the best interests of its shareholders because Mr. Cohen and Mr. Steers are the directors most familiar with the company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The combined role of co-chairman and co-chief executive officer in Mr. Cohen and Mr. Steers promotes unified leadership and direction for the Board of Directors and executive management and it allows for a clear focus for the chain of command to execute the company’s strategic initiatives and business plan. The fact that Mr. Cohen and Mr. Steers are two persons fulfilling the roles of chairman and chief executive officer was also considered by the Board of Directors and its Nominating and Corporate Governance Committee in determining not to separate the positions.

Four of the current six members of the Board of Directors meet the independence requirements of the NYSE, the SEC and the Board of Directors’ standards for determining director independence. Mr. Cohen and Mr. Steers are the only members of our executive management who are also directors. The Board of Directors and its Nominating and Corporate Governance Committee do not believe that the chairman of the company’s Board of Directors must be independent in order to ensure that the Board of Directors provides independent and effective oversight of our business and affairs. In fact, the Board of Directors believes that such oversight is maintained at the company through the majority independent composition of the Board, the strong leadership and contributions of our independent directors and committees, and our highly effective corporate governance structures and processes already in place.

The Board of Directors does not have a lead independent director, though each quarterly executive session of non-management directors is chaired by one of the independent members of the Board of Directors on a rotating basis. Given the size of the Board of Directors, the fact that all independent directors serve on each of the committees of the Board of Directors, and the open lines of communication between the four independent directors and Mr. Cohen, Mr. Steers and the other members of senior management, the Board of Directors and its Nominating and Corporate Governance Committee do not believe that there is currently a need for a lead independent director.

Communications with the Board

The Board of Directors has established a process to receive communications from shareholders and other interested parties. All interested parties may contact any member (or all members) of the Board of Directors (including without limitation the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o General Counsel, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. To communicate with any of our directors electronically, shareholders should go to our corporate website at cohenandsteers.com. Under the headings “Company/Board of Directors/Contact the Board of Directors,” shareholders may find the e-mail address board_communications@cohenandsteers.com, which may be used for writing an electronic message to the Board of Directors, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by our Associate General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at cohenandsteers.com under the headings “Company/Corporate Governance” and “Company/Board of Directors.”

The Audit Committee

The Board of Directors has a standing Audit Committee composed of Messrs. Rhein (Chair), Simon, Villani and Winograd that satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards relating to audit committees in the following areas: the independence of audit committee members; the audit committee’s responsibility to select and oversee our independent registered public accounting firm; procedures for handling complaints regarding our accounting practices; the authority of the audit committee to engage advisors; and funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. As previously stated, the Board of Directors has determined that each of Messrs. Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that Mr. Rhein qualifies as an “audit committee financial expert” as defined in the SEC rules and the Board of Directors has determined that each of Messrs. Rhein, Simon, Villani and Winograd has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s primary purposes are to assist Board of Director oversight of the following: the integrity of our financial statements; the independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and independent registered public accounting firm; and the compliance by us with legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement.

The Audit Committee regularly holds separate sessions with management, internal auditors, and the independent registered public accounting firm. The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Item 5: Ratification of the Appointment of Independent Registered Public Accounting Firm—Audit Committee Pre-Approval Policy.”

The Compensation Committee

The Compensation Committee is responsible for overseeing our stock award and incentive plans and establishing the compensation for certain of our executive officers. The Compensation Committee is presently composed of Messrs. Villani (Chair), Rhein, Simon and Winograd. As previously stated, the Board of Directors has determined that each of Messrs. Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and is a “non-employee director” as defined in the applicable SEC rules.

The Compensation Committee has delegated to Mr. Cohen and Mr. Steers the authority (with certain limitations) to grant awards under the Amended and Restated Stock Incentive Plan to participants in the plan who are not directors or officers of the company as defined by Section 16 of the Securities Exchange Act of 1934. For additional information on the Compensation Committee’s activities, its use of outside advisors, its approach to administering the company’s executive compensation program and its consideration and determination of executive compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee’s members is or has been an officer or employee of the company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served on our Board of Directors or as a member of the Compensation Committee during 2012.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following: assisting the Board of Directors by identifying individuals qualified to become Board of Directors members, and recommending to the Board of Directors the director nominees for the next annual meeting of shareholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to us; leading the Board of Directors in its annual evaluation of the Board of Directors and management’s performance; and recommending to the Board of Directors director nominees for each committee.

The Nominating and Corporate Governance Committee is presently composed of Messrs. Simon (Chair), Rhein, Villani and Winograd. As previously stated, the Board of Directors has determined that each of Messrs. Rhein, Simon, Villani and Winograd has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards.

Meetings of the Board’s Committees

The Board of Directors met six times during 2012. During 2012, the Board of Directors’ committees held the following number of meetings: Audit Committee—eight meetings; Compensation Committee—five meetings; and Nominating and Corporate Governance Committee—two meetings. In 2012, each director attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served.

The Board of Directors believes that it is important for shareholders to have the opportunity to meet and talk to the independent members of the Board of Directors. Therefore, the Board of Directors generally schedules a board meeting in conjunction with our annual shareholders’ meeting and expects directors, absent valid reasons, to attend the shareholders’ meeting. All of the members of the Board of Directors attended the 2012 annual meeting of shareholders.

Compensation of Directors

Our policy is not to pay additional compensation to directors who are also our employees. The Nominating and Corporate Governance Committee reviews and recommends to our Board of Directors the compensation of our non-employee directors. As part of this review, the Nominating and Corporate Governance Committee consults with McLagan, a leading compensation consulting and research firm, to determine the reasonableness and adequacy of our non-employee director compensation. In August 2012, for the first time since August 2007, the Nominating and Corporate Governance Committee recommended, and our Board of Directors approved, changes to our non-employee director compensation to increase the board’s annual cash retainer by $25,000.

Each outside director receives an annual retainer of $145,000, $70,000 of which is payable quarterly in cash and $75,000 of which is payable quarterly in restricted stock units. The restricted stock units are granted under our Amended and Restated Stock Incentive Plan and are 100% vested on the date of grant. The shares of common stock underlying the restricted stock units granted to a director will be delivered to the director on the third anniversary of the date of grant. Dividends on these restricted stock units are paid in cash as and when dividends are paid by us on our common stock.

The chair of the Audit Committee receives an additional annual cash retainer of $15,000, the chair of the Compensation Committee receives an additional annual cash retainer of $7,500 and the chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $5,000. Each member of the Audit Committee (including the chair) receives an additional annual cash retainer of $15,000, each member of the Compensation Committee (including the chair) receives an additional annual cash retainer of $7,500, and each member of the Nominating and Corporate Governance Committee (including the chair) receives an additional annual cash retainer of $5,000.

Outside directors are further reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings as well as reasonable expenses for continuing education programs related to their role as a member of the board.

Outside directors do not earn separate and additional fees for attending, either in person or telephonically, individual meetings of the Board of Directors or its committees. Compensation for participation in such meetings is included in the directors’ annual retainers as described above. Further, outside directors receive no compensation from us other than compensation as one of our directors.

The following chart sets forth the compensation paid by us to non-employee directors in 2012.

2012 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard E. Bruce(2)	25,711	45,302	—	—	—	—	71,013
Peter L. Rhein	100,060	74,931	—	—	—	—	174,991
Richard P. Simon	90,060	74,931	—	—	—	—	164,991
Edmond D. Villani	92,560	74,931	—	—	—	—	167,491
Bernard B. Winograd(3)	85,060	56,192	—	—	—	—	141,252

(1)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year ended December 31, 2012 (using the average of the high and low stock price for the shares of the company’s common stock) in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).

In fiscal year 2012, each of Messrs. Rhein, Simon and Villani were granted 2,366 restricted stock units having a grant date fair value of $74,931, Mr. Bruce was granted 1,433 restricted stock units having a grant date fair value of $45,302, and Mr. Winograd was granted 1,738 restricted stock units having a grant date fair value of $56,192. These restricted stock units were 100% vested at the time of grant, although the directors will not receive the shares of stock underlying the restricted stock units until the third anniversary of their grant. No directors held any unvested stock awards at December 31, 2012.

(2)	Mr. Bruce retired from the Board of Directors effective May 8, 2012.

(3)	Mr. Winograd joined the Board of Directors effective January 2, 2012.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee composed of four directors, each of whom is independent as defined in the NYSE listing standards. The Board of Directors has determined that Mr. Rhein is an “audit committee financial expert,” as that term is defined in the SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is available on our corporate website at cohenandsteers.com under the headings “Company/Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2012 with management and with Deloitte & Touche LLP, our independent registered public accounting firm.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates is compatible with Deloitte & Touche LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Peter L. Rhein (Chair) Richard P. Simon Edmond D. Villani Bernard B. Winograd

REPORT OF THE COMPENSATION COMMITTEE

The following compensation committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2012.

MEMBERS OF THE COMPENSATION COMMITTEE

Edmond D. Villani (Chair) Peter L. Rhein Richard P. Simon Bernard B. Winograd

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our shares with the SEC. To the best of our knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2012, our directors, executive officers and ten percent holders met all applicable SEC filing requirements. Reports filed with the SEC detailing purchases and sales of our equity securities by such persons may be found on our corporate website at cohenandsteers.com under “Company/SEC Filings.”

OWNERSHIP OF COHEN & STEERS COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 13, 2013 by: (1) each person who is known by us to own beneficially more than 5% of any class of outstanding shares of our common stock; (2) each of our directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all of our executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of common stock shown. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 13, 2013 through the exercise of any option, warrant or right or the delivery of shares of common stock underlying restricted stock units.

As of March 13, 2013, there were 44,217,661 shares of our common stock outstanding. This amount does not include restricted stock units issued by us to our employees. See footnote 1 to the following stock ownership table.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Baron Capital Group, Inc. 767 Fifth Avenue New York	2,802,170	(2)	6.3%	—
Martin Cohen	11,725,384	(3)	26.5%	179,746
Robert H. Steers	12,017,697	(4)	27.2%	179,746
Peter L. Rhein	20,802		*	8,035
Richard P. Simon	16,200		*	8,035
Edmond D. Villani	15,200		*	8,035
Bernard B. Winograd	22,973		*	2,347
Joseph M. Harvey	1,092,252	(5)	2.5%	176,212
Adam M. Derechin	359,516		*	86,624
Matthew S. Stadler	122,016		*	88,910
All directors and executive officers as a group (10 persons)	25,404,627	(2)(3)	57.5%	809,449

†	The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

*	The number of shares of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock.

(1)	Represents non-voting restricted stock units granted under our Amended and Restated Stock Incentive Plan. Additional information on our Amended and Restated Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	This information is obtained from a Schedule 13G filed on February 14, 2013 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron.

(3)	Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust, of which Mr. Cohen’s spouse serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(4)	Includes 950,920 shares of common stock held by the Robert H. Steers Family Trust, of which Mr. Steers’ spouse serves as trustee, 3,852,334 shares held by the Robert H. Steers Qualified Annuity Trust, of which Mr. Steers serves as the trustee, and 3,000,000 shares held by the Robert H. Steers 2012 Grantor Retained Annuity Trust, of which Mr. Steers serves as trustee. Mr. Steers disclaims beneficial ownership of the shares held by these trusts.

(5)	696,901 of the shares held by Mr. Harvey are held in a margin brokerage account and have been pledged as loan collateral.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

Our compensation programs are designed to support our business goals by attracting, motivating and retaining the high-performing talent we need to maintain and strengthen our position in the intensely competitive asset management industry. This section of the Proxy Statement explains how our compensation programs are designed and operate with respect to our executive officers who are named in the compensation tables of this Proxy Statement (we refer to these individuals as the “named executive officers”). Our named executive officers are our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, our chief financial officer, Matthew S. Stadler, our president, Joseph M. Harvey, and our chief operating officer, Adam M. Derechin.

The Compensation Committee determines all components of our co-chief executive officers’ compensation. With respect to the other named executive officers, the Compensation Committee seeks recommendations from our co-chief executive officers and reviews and approves all components of our other named executive officers’ compensation. This includes making individual compensation decisions and reviewing and revising our compensation plans, programs, and guidelines as appropriate.

Compensation Philosophy

The following principles guide the design and oversight of our compensation programs:

Compensation should be related to performance. We believe that an employee’s compensation should be tied to individual, team and company performance. For a discussion of the performance criteria considered by the Compensation Committee in setting the named executive officers’ compensation, see “Named Executive Officer Compensation” below in this Proxy Statement.

Compensation levels are competitive. Our Compensation Committee annually reviews compensation survey data from independent sources to help ensure that our compensation programs are competitive (see “Compensation Consultant” and “Named Executive Officer Compensation” below in this Proxy Statement). The survey data covers companies with whom we compete for leadership talent. The Compensation Committee does not aim to target compensation levels within a particular range related to levels provided by industry peers. Instead, the Compensation Committee uses survey data as one input within a broader decision-making process focused on ensuring that total compensation levels (i.e., annual base salary, annual incentive performance bonus (including restricted stock units and the mandatory program deferrals described in “Elements of Executive Compensation—Annual Incentive Performance Bonus” below in this Proxy Statement awarded as part of annual incentive performance bonuses) and other equity awards) are competitive in the context of company performance, individual performance and each of the named executive officer’s experience and job responsibilities.

Equity awards are a significant part of total compensation. Through our mandatory deferral program as well as other restricted stock unit grants awarded as part of annual incentive performance bonuses (as discussed in “Elements of Executive Compensation—Other Equity Awards” below in this Proxy Statement), restricted stock units comprise a significant portion of the total compensation package for the named executive officers (see “Elements of Executive Compensation—Annual Incentive Bonus” and “Named Executive Officer Compensation” below in this Proxy Statement for a discussion of the mix of compensation between cash and restricted stock units in our company for our named executive officers). These restricted stock units are generally granted at the time annual incentive performance bonuses are paid. The Compensation Committee retains the discretion to adjust the cash and equity components of annual incentive performance bonuses from year to year as it deems appropriate.

To align the interests of the named executive officers with those of our other shareholders, we believe that grants of restricted stock units encourage our employees to develop and lead our business and remain committed to the company’s long-term success. Currently, the restricted stock units generally vest over four years and are conditioned on continuous employment to serve as a retention incentive.

Employees are provided with opportunities to own our common stock. We provide all of our employees with various ways to become owners of our company. Since our initial public offering in 2004, we have from time to time granted restricted stock units to broad segments of employees. Further, our mandatory deferral program has provided a means for employees to become shareholders of our company. Lastly, employees may purchase shares of our common stock at a 15% discount through our Amended and Restated ESPP.

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee considered the voting results of the advisory, non-binding “say-on-pay” vote at our 2012 Annual Meeting of Shareholders in connection with the discharge of its responsibilities. A substantial majority of our shareholders (96.9% of the votes cast by shareholders of our common stock) approved the compensation of our named executive officers described in our 2012 proxy statement. As this level of support was extremely high, the Compensation Committee decided that the say-on-pay vote did not require changes to our compensation programs.

At our 2011 Annual Meeting of Shareholders a substantial majority of our shareholders (98.3% of the votes cast by shareholders of our common stock) voted for “say-on-pay” proposals to occur every year. In light of this vote, and consistent with our recommendation, the Board of Directors determined that it currently intends to include an advisory vote to approve the compensation of our named executive officers every year until the next required vote on the frequency of shareholder votes on named executive officer compensation. Accordingly, we are holding the next “say-on-pay” vote at this 2013 Annual Meeting of Shareholders. We currently expect the next advisory vote on the frequency of shareholder votes on named executive officer compensation to occur at our 2017 Annual Meeting of Shareholders.

Elements of Executive Compensation

The three primary components of our executive compensation programs are annual base salary, annual incentive performance bonuses (delivered to our named executive officers in part as cash bonuses, mandatory program deferrals and restricted stock units) and other equity awards.

Annual base salary. Base salaries are set at levels that are competitive with similar positions at comparable asset management companies (the group of comparable asset management companies is described in “Named Executive Officer Compensation” below in this Proxy Statement). Consistent with asset management industry practices, the Compensation Committee sets base salaries for named executive officers at levels that constitute a relatively low percentage of their total compensation. This approach is consistent with the principle of linking compensation to performance since it results in most of an executive’s compensation being earned through variable incentives.

While we review base salaries annually, base salaries for those at executive levels are generally adjusted less frequently. Adjustments, if any, at the senior leadership level are made to recognize significant expansion of an individual’s role, outstanding and sustained individual performance, or if competitive market data indicate a significant deviation from the market. It should be noted that no named executive officer has received a salary increase since 2008.

Annual incentive performance bonus. The Compensation Committee grants annual incentive performance bonuses to our named executive officers under our Amended and Restated Annual Incentive Plan. Annual incentive performance bonuses are designed to link employee performance, the company’s performance and long-term increases in shareholder value. Because incentive compensation awards are generally tied to performance, they usually constitute the largest portion of named executive officers’ annual compensation.

Early each year, the Compensation Committee, with input from senior management, reviews the general performance criteria for our company and our named executive officers. Such criteria may include our company’s net revenues, income, assets under management, net flows, and investment performance and such other subjective matters as determined by the Compensation Committee. Further, the Compensation Committee determines the maximum annual incentive performance bonus for each of the named executive officers (for a specific discussion of the performance criteria reviewed and/or set by the Compensation Committee for performance year 2012, see “Named Executive Officer Compensation” below in this Proxy Statement).

The maximum annual incentive performance bonuses are expressed as a percentage of our adjusted pre-tax profit. Adjusted pre-tax profit means our pre-incentive and pre-tax income, excluding extraordinary items or variances. The maximum annual incentive performance bonus amount that each named executive officer is eligible to receive is not an expectation of actual annual incentive performance bonus amounts that will be paid to the named executive officers, but a cap on the range of compensation that the named executive officer may be paid while maintaining the tax deductibility of the bonus as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee typically approves annual incentive performance bonuses to the named executive officers that are less than the maximum percentages allocated to the named executive officers. The Compensation Committee believes that this bonus structure is in the best interests of shareholders because it enables the most prudent use of our assets by ensuring the deductibility of performance-based compensation while allowing the Compensation Committee to appropriately compensate the named executive officers based on the performance of the company and the individual.

At the end of each year, the Compensation Committee approves a specific annual incentive performance bonus amount to each named executive officer. The Compensation Committee’s 2012 annual incentive performance bonus amounts for our named executive officers are discussed below under the heading “Named Executive Officer Compensation.” The Compensation Committee does not rely on predetermined formulas, weighted factors, specific benchmark percentiles or other specific and potentially limiting criteria in making this decision. Rather, in determining the actual annual incentive performance bonus payable to a named executive officer, the Compensation Committee considers the overall performance of the company and the individual, market survey analysis provided by McLagan for comparable public and private asset management firms to obtain a general understanding of current comparable compensation practices (see “Compensation Consultant” below in this Proxy Statement), recommendations of our co-chief executive officers for the other named executive officers, historical compensation levels for each named executive officer, and other subjective factors as the Compensation Committee deems relevant.

Annual incentive performance bonuses are generally paid in January of the year following the fiscal year performance period and are composed generally of cash, amounts mandatorily deferred into restricted stock units pursuant to our Mandatory Stock Bonus Program under our Amended and Restated Stock Incentive Plan, and other restricted stock units under our Amended and Restated Stock Incentive Plan.

Mandatory Stock Bonus Program. In order to retain our executive officers and promote stock ownership, we mandatorily defer a meaningful portion of their total compensation package into restricted stock units pursuant to our Mandatory Stock Bonus Program under our Amended and Restated Stock Incentive Plan. Whereas in previous years the company matched a portion of the employees’ mandatorily deferred amount in additional restricted stock units, at its May 8, 2012 meeting the Compensation Committee, upon advice from McLagan and management, discontinued the company match on mandatorily deferred annual incentive performance bonus amounts. All historical grants made pursuant to the company match on the Mandatory Stock Bonus Program will continue to vest and be delivered in accordance with the previous schedule. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred amounts. The deferred amount vests ratably over four years, and all accrued dividends vest on the fourth anniversary of the grant. For the amounts deferred under the Mandatory Stock Bonus Program for the other named executive officers, see the tables contained on pages 24 and 26.

Optional Stock Purchase Program. From 2004 through 2012, our employees could voluntarily defer a portion of their annual incentive performance bonus into restricted stock units pursuant to our Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Optional Stock Purchase Program, we matched a portion of the optional deferred amount in additional restricted stock units. Any dividends paid by us on our common stock would be reflected in additional restricted stock units on such deferred and company matching contribution amounts. Pursuant to the terms of our Optional Stock Purchase Program, the voluntarily deferred amounts were immediately vested (but delivered on the third anniversary of grant) and the matching contributions and accrued dividends vest and were delivered on the third anniversary of the grant. At its May 8, 2012 meeting, the Compensation Committee, upon advice from McLagan and management, discontinued the Optional Stock Purchase Program, commencing with performance year 2013. All historical grants made pursuant to the Optional Stock Purchase Program, as well as the company match on such grants, will continue to vest and/or be delivered in accordance with the previous schedule. All employees that made an election to voluntarily defer a portion of their 2012 annual incentive performance bonus were permitted to defer such optional deferred amount, and received a matching contribution from the company on such optional deferred amount. For the amounts deferred under the Optional Stock Purchase Program for the other named executive officers, see the tables contained on pages 24 and 26.

Other equity awards. The grant of equity awards is consistent with our pay-at-risk philosophy, as the equity awards are generally conditioned on continued employment. In granting equity awards, the Compensation Committee strives to provide named executive officers with long-term incentive award opportunities that are consistent with awards made by companies in our industry and reflect each named executive officer’s individual performance. Except in circumstances where a dividend is determined to be an extraordinary dividend in the sole discretion of the Compensation Committee, no dividends are paid on such restricted stock units. Any such extraordinary dividend equivalent restricted stock units vest and will be delivered on the final delivery date for such restricted stock units, subject to continued employment.

Other compensation. Our named executive officers are generally eligible to participate, on an elective basis, in two other compensation plans that are generally available to all employees.

Amended and Restated ESPP. The purpose of the Amended and Restated ESPP is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the shareholders. All named executive officers (except Mr. Cohen and Mr. Steers, who are not eligible to participate) may participate in this plan on the same basis as all other eligible employees. Eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual salary and incentive performance bonus to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan under Internal Revenue Service restrictions. Shares are purchased at a 15% discount from the fair market value of our common stock on the last day of each of the four quarterly offering periods.

401(k) Savings Plan. We offer a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual pay into the 401(k) plan, up to the annual Internal Revenue Service maximum. We match 50% of employee contributions in cash in order to encourage employee participation and such matching contribution vests over a five year period.

Benefits and Perquisites

Our practice is to provide benefits and perquisites to executive officers that are the same as those offered to all of our other employees.

Hedges of the Company’s Stock

Our employees are prohibited from engaging in any way in a transaction meant to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities or “selling against the box” (failing to deliver sold securities).

Compensation Consultant

The Compensation Committee has sole discretion to retain and terminate compensation consultant(s) to assist in the evaluation of the compensation of our executive officers. In 2012, the Compensation Committee retained McLagan, a leading compensation consulting and research firm, to advise it on all matters related to the senior executives’ compensation and our general compensation programs. McLagan advises the Compensation Committee in determining annual base salaries and annual incentive performance bonuses for senior executives and designing and determining their individual restricted stock unit grant levels. McLagan also assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and provides guidance on industry trends and best practices.

The company also periodically participates in industry seminars conducted by McLagan as well as asset management industry surveys that are conducted by McLagan which provide valuable information to the company in assessing its competitive pay levels. Further, McLagan assists the Nominating and Corporate Governance Committee in setting director compensation.

The Compensation Committee requires that its consultant be independent of company management. During fiscal 2012, McLagan and its affiliates did not provide any services to the company or any of the company’s affiliates other than as set forth immediately above. The Compensation Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. The Compensation Committee most recently assessed McLagan’s independence in March 2013 and confirmed that McLagan is independent, and that McLagan’s work has not raised any conflict of interests.

Role of Management

Our senior management, under the leadership of our co-chief executive officers, plays an important role in establishing and maintaining our compensation programs. Senior management’s role includes recommending compensation plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and supporting the Compensation Committee in carrying out its duties.

Our co-chief executive officers regularly attend Compensation Committee meetings and provide information as to the individual performance of the other named executive officers and make annual recommendations to the Compensation Committee of appropriate compensation levels for all named executive officers other than themselves.

Risk Considerations in our Compensation Programs

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and McLagan, its compensation consultant, and the Compensation Committee does not believe the goals, or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking. By utilizing a balanced approach to total compensation, whereby we mandatorily defer a significant portion of compensation in the form of restricted stock units and actively promote long-term stock ownership among our employees, we seek to align our employees’ compensation with the interests of our shareholders.

Named Executive Officer Compensation

Co-Chief Executive Officers. The Compensation Committee established a 2012 base salary of $750,000 for each of Mr. Cohen and Mr. Steers, unchanged since 2008. The Compensation Committee elected not to adjust base salaries for Mr. Cohen and Mr. Steers for 2012 because it determined that their current salaries remain reasonable and competitive.

On March 13, 2012, the Compensation Committee met and reviewed the general performance criteria for our company and for each of Mr. Cohen and Mr. Steers. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Mr. Cohen and Mr. Steers would be no more than 4.5% of our 2012 adjusted pre-tax profit, subject to a $10 million individual maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing this percentage, the Compensation Committee expected that their actual award for the fiscal year would be less than this maximum percentage.

On January 10, 2013, the Compensation Committee met to determine the 2012 annual incentive performance bonuses for each of Mr. Cohen and Mr. Steers. As part of this process, the Compensation Committee reviewed and assessed our company’s and each of Mr. Cohen’s and Mr. Steers’ performance, including the company’s net income, revenues, assets under management and net flows and other subjective measures.

In order to ensure that our executive compensation programs were competitive, the Compensation Committee considered advice from McLagan with respect to a comparison of Mr. Cohen and Mr. Steers’ compensation against those of sixteen publicly traded asset management companies (Affiliated Managers Group, Inc.; AllianceBernstein L.P.; Artio Global Investors Inc.; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Franklin Resources, Inc.; GAMCO Investors, Inc.; Invesco Ltd.; Janus Capital Group, Inc.; Legg Mason, Inc.; Pzena Investment Management, Inc.; T. Rowe Price Group, Inc.;

Virtus Investment Partners, Inc.; and Waddell & Reed Investment Management Co.). However, due to our relatively smaller size compared to these companies, the Compensation Committee does not believe that it is appropriate to compare compensation levels based solely on these sixteen publicly traded peers. Therefore, the Compensation Committee also reviewed compensation information obtained from a special McLagan survey that contained forty asset management firms considered to be more comparable to the company relative to its size and/or overall complexity (Aberdeen Asset Management, Inc.; Acadian Asset Management, LLC; AEW Capital Management; AQR Capital Management, LLC; Arrowstreet Capital, L.P.; Artio Global Management LLC; Artisan Partners Limited Partnership; AXA Investment Managers; The Boston Company Asset Management, LLC; Brandes Investment Partners, L.P.; Brandywine Global Investment Management, LLC; Brown Investment Advisory & Trust Company; Brown Brothers Harriman & Co.; Calamos Asset Management, Inc.; Clearbridge Advisors; DuPont Capital Management; Dwight Asset Management, LLC; Financial Engines, Inc.; First Eagle Investment Management, LLC; Glenmede Trust Company; Government of Singapore Investment Corporation (New York Office); Harvard Management Company, Inc.; Institutional Capital LLC; INTECH Investment Management LLC; MacKay Shields LLC; Managers Investment Group LLC; Mesirow Financial; NWQ Investment Management Company, LLC; Orbis Investment Management Limited; PanAgora Asset Management, Inc.; ProFund Advisors LLC; RS Investment Management Co. LLC; Schroder Investment Management NA, Inc.; Tradewinds Global Investors, LLC; Van Eck Associates; Virtus Investment Partners, Inc.; Vontobel Asset Management, Inc.; William Blair & Company, LLC; Winslow Capital Management, Inc.; and XL Group).

In determining the annual incentive performance bonus amounts for each of Mr. Cohen and Mr. Steers, the Compensation Committee also considered our company’s business results, investment performance of the portfolios managed by the company and each of the executives’ contribution to the success of the company, coupled with the Compensation Committee’s goal of further aligning their interests with those of our shareholders.

The Compensation Committee determined that Mr. Cohen and Mr. Steers should be paid an annual incentive performance bonus for performance year 2012 in the same aggregate amount as that which was paid to them in 2011 and 2010, since it was determined that their current annual incentive performance bonus remained reasonable in light of the company’s performance and competitive relative to other asset management firms. However, as this was a transition year for the Mandatory Stock Bonus Program (where the company no longer matched a portion of mandatorily deferred annual incentive performance bonus amounts), the Compensation Committee decided to grant additional restricted stock units to Mr. Cohen and Mr. Steers equal in value to the prior year’s company match on mandatory deferrals as part of their annual incentive performance bonus.

The table below sets forth 2012 total compensation considered and approved by the Compensation Committee for Mr. Cohen and Mr. Steers, but is presented in a format that differs from the amounts required to be disclosed in the Summary Compensation Table by SEC regulations. Total compensation with respect to the 2011 and 2010 performance periods are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match(1) ($)	Voluntary RSU Deferral(2) ($)	Voluntary RSU Match(2) ($)	RSU Award ($)	Total Compensation ($)
Martin Cohen	2012	750,000	450,000	1,350,000	—	—	—	450,000	3,000,000
	2011	750,000	450,000	1,350,000	337,500	—	—	112,500	3,000,000
	2010	750,000	—	1,800,000	450,000	—	—	—	3,000,000

Robert H. Steers	2012	750,000	450,000	1,350,000	—	—	—	450,000	3,000,000
	2011	750,000	450,000	1,350,000	337,500	—	—	112,500	3,000,000
	2010	750,000	—	1,800,000	450,000	—	—	—	3,000,000

(1)	At its May 8, 2012 meeting, the Compensation Committee discontinued the company match on mandatorily deferred annual incentive performance bonus amounts.

(2)	At its May 8, 2012 meeting, the Compensation Committee discontinued the Optional Stock Purchase Program, commencing with performance year 2013. All historical grants made under the Optional Stock Purchase Program, as well as the company match on such grants, will continue to vest and/or be delivered in accordance with the previous schedule. Further, all employees that made an election to voluntarily defer a portion of their 2012 annual incentive performance bonus were permitted to defer such optional deferred amount, and received a matching contribution from the company on such optional deferred amount.

The restricted stock unit amounts set out above for the 2012 performance period were actually granted in January 2013 and therefore, are not reflected in the Summary Compensation Table or the 2012 Grants of Plan-Based Awards table since they were not granted in 2012.

Other Named Executive Officers. The Compensation Committee, based upon the recommendation of Mr. Cohen and Mr. Steers, approved 2012 base salaries of $500,000 for Mr. Harvey and $300,000 for each of Mr. Stadler and Mr. Derechin. Annual base salaries for Messrs. Stadler and Derechin have not changed since 2005 and for Mr. Harvey since 2006. The Compensation Committee elected not to adjust their base salaries for 2012 because it determined that their current salaries remain reasonable and competitive.

On March 13, 2012, the Compensation Committee met and reviewed the general performance criteria for our company and for each of Messrs. Harvey, Stadler and Derechin. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin would be no more than 3.5%, 2.5% and 2.5%, respectively, of our 2012 adjusted pre-tax profit, each subject to the $10 million maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing these percentages, the Compensation Committee expected that their actual awards for the fiscal year would be less than this maximum percentage.

On January 10, 2013, the Compensation Committee met and approved the actual amount of the annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin. In approving these awards, the Compensation Committee considered the recommendations of the co-chief executive officers, the company’s net income, revenues, assets under management and net flows, the historical annual incentive performance awards of each executive officer and other subjective factors about each executive officer including the responsibilities of the officer, the co-chief executive officers’ assessment of their individual performance during the fiscal year, and the co-chief executive officers’ views of the initiative, business judgment and management skills of the named executive officer.

As was the case with Mr. Cohen and Mr. Steers, in determining the annual incentive performance bonus amounts to be paid to each of Messrs. Harvey, Stadler and Derechin, the Compensation Committee considered the company’s 2012 business results and each of the executives’ contribution to the success of the company, coupled with the Compensation Committee’s goals of retaining these executives and aligning their interests with those of our shareholders.

As was the case with Mr. Cohen and Mr. Steers, the Compensation Committee determined that the 2012 annual incentive performance bonus to each of these executives should be in the same aggregate amount as that which was paid to them in 2011 and 2010, since it was determined that their current annual incentive performance bonus remained reasonable in light of their and the company’s performance and competitive relative to other asset management firms. However, as was also the case with Mr. Cohen and Mr. Steers, as this was a transition year for the Mandatory Stock Bonus Program (where the company no longer matched a portion of mandatorily deferred annual incentive performance bonus amounts), the Compensation Committee decided to grant additional restricted stock units to Messrs. Harvey, Stadler and Derechin equal in value to the prior year’s company match on mandatory deferrals as part of their annual incentive performance bonus.

The table below sets forth 2012 total compensation considered and approved by the Compensation Committee for each of Messrs. Harvey, Stadler and Derechin, but this table is presented in a format that differs from the amounts required to be disclosed in the Summary Compensation Table by SEC regulations. Total compensation with respect to the 2011 and 2010 performance periods are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match(1) ($)	Voluntary RSU Deferral(2) ($)	Voluntary RSU Match(2) ($)	RSU Award ($)	Total Compensation ($)
Joseph M. Harvey	2012	500,000	325,000	612,500	—	312,500	78,125	750,000	2,578,125
	2011	500,000	325,000	612,500	153,125	312,500	78,125	596,875	2,578,125
	2010	500,000	325,000	612,500	153,125	312,500	78,125	596,875	2,578,125

Matthew S. Stadler	2012	300,000	610,000	490,000	—	—	—	287,500	1,687,500
	2011	300,000	610,000	490,000	122,500	—	—	165,000	1,687,500
	2010	300,000	610,000	490,000	122,500	—	—	165,000	1,687,500

Adam M. Derechin	2012	300,000	445,000	455,000	—	100,000	25,000	263,750	1,588,750
	2011	300,000	445,000	455,000	113,750	100,000	25,000	150,000	1,588,750
	2010	300,000	545,000	455,000	113,750	—	—	150,000	1,563,750

(1)	At its May 8, 2012 meeting, the Compensation Committee discontinued the company match on mandatorily deferred annual incentive performance bonus amounts.

(2)	At its May 8, 2012 meeting, the Compensation Committee discontinued the Optional Stock Purchase Program, commencing with performance year 2013. All historical grants made under the Optional Stock Purchase Program, as well as the company match on such grants, will continue to vest and/or be delivered in accordance with the previous schedule. Further, all employees that made an election to voluntarily defer a portion of their 2012 annual incentive performance bonus were permitted to defer such optional deferred amount, and received a matching contribution from the company on such optional deferred amount.

The restricted stock unit amounts set out above for the 2012 performance period were actually granted in January 2013 and therefore, are not reflected in the Summary Compensation Table or the 2012 Grants of Plan-Based Awards table since they were not granted in 2012.

Termination and Change in Control Arrangements

Under the terms of the restricted stock unit award agreements made pursuant to our Amended and Restated Stock Incentive Plan, all employees who receive restricted stock unit awards are entitled to the immediate vesting of their restricted stock units if their employment is terminated by us without “cause” or by the employee for “good reason” (each as defined under the Amended and Restated Stock Incentive Plan) within the two year period following a change in control of the company. This “double trigger” provision is designed to address our employees’ concerns regarding a change in the majority ownership of our company from Mr. Cohen and Mr. Steers. For a further discussion on the acceleration of vesting of restricted stock units, see “Restricted Stock Unit Acceleration” below in this Proxy Statement.

In addition, pursuant to the terms of their employment agreements, our co-chief executive officers are entitled to payments and benefits upon the occurrence of specified events, including termination of employment (with and without cause). The specific terms of our co-chief executive officers’ employment agreements are described in detail in “Employment Agreements with Martin Cohen and Robert H. Steers” below in this Proxy Statement. The terms of the employment agreements were set through the course of arms-length negotiations with each of our co-chief executive officers at the time of our initial public offering in 2004. As part of these negotiations, the company analyzed the terms of the same or similar arrangements for comparable executives employed by comparable companies and this approach was used by the company in setting the amounts payable and the triggering events under the arrangements.

An estimate of the compensation that would have been payable to our named executive officers upon the occurrence of the above termination events, as if each termination event occurred as of fiscal year-end, is described in detail in “Potential Payments Upon Termination or Change in Control” below in this Proxy Statement.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation exceeding $1,000,000 paid to the named executive officers. However, compensation that is ‘‘performance based’’ (that is, compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the shareholders and that is determined and administered by the Compensation Committee) is excluded from this $1,000,000 limitation and is deductible.

Our compensation plans are structured so that all amounts paid under those plans should generally be fully deductible. To this end, the Compensation Committee annually establishes performance criteria in an effort to ensure deductibility of the awards made under the Amended and Restated Annual Incentive Plan and our Amended and Restated Stock Incentive Plan. Accordingly, all such compensation paid in 2012 should be deductible by us. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation even though it may not be fully tax-deductible.

Summary Compensation Table

The following summary compensation table sets forth information concerning the total compensation, during 2012, 2011 and 2010, of our co-chief executive officers, our chief financial officer and the next two most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)		Total ($)
Martin Cohen Co-Chairman and Co-CEO	2012	750,000	—	1,799,931	—	450,000		—	314,055	(4)	3,313,986
	2011	750,000	—	2,249,965	—	450,000		—	233,656	(5)	3,683,621
	2010	750,000	—	1,249,980	—	—		—	318,080	(6)	2,318,060

Robert H. Steers Co-Chairman and Co-CEO	2012	750,000	—	1,799,931	—	450,000		—	314,055	(4)	3,313,986
	2011	750,000	—	2,249,965	—	450,000		—	233,656	(5)	3,683,621
	2010	750,000	—	1,249,980	—	—		—	318,080	(6)	2,318,060

Joseph M. Harvey President	2012	500,000	—	1,440,588	—	637,500	(7)	—	229,436	(4)	2,807,524
	2011	500,000	—	1,440,567	—	637,500	(8)	—	160,752	(5)	2,738,819
	2010	500,000	—	1,067,163	—	637,500	(9)	—	331,296	(6)	2,535,959

Matthew S. Stadler CFO	2012	300,000	—	777,457	—	610,000		—	155,005	(4)	1,842,462
	2011	300,000	—	777,437	—	610,000		—	111,877	(5)	1,799,314
	2010	300,000	—	917,158	—	610,000		—	208,307	(6)	2,035,465

Adam M. Derechin COO	2012	300,000	—	743,688	—	545,000	(7)	—	137,616	(4)	1,726,304
	2011	300,000	—	718,708	—	545,000	(8)	—	95,099	(5)	1,658,807
	2010	300,000	—	822,771	—	545,000		—	176,224	(6)	1,843,995

(1)	The annual incentive performance bonus for each of the named executive officers is reported in this Summary Compensation Table in the columns entitled “Non-Equity Incentive Plan Compensation” and “Stock Awards.”

(2)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year noted for each of the named executive officers (but not necessarily the performance year in which they were earned since the company typically grants stock awards in January of the year following the performance year) in accordance with ASC Topic 718. The grant date fair value was determined using the average of the high and low stock price for the shares of the company’s common stock on the date of grant. The 2012 Grants of Plan Based Awards Table contained in this Proxy Statement discloses the number and grant date fair value of restricted stock units granted in fiscal year 2012 to each of the named executive officers (other than with respect to restricted stock units granted pursuant to an election to voluntarily defer a portion of the annual incentive performance bonus under our Optional Stock Purchase Program).

(3)	The named executive officers received no perquisites or other personal benefits that were not otherwise offered to all of our other employees.

(4)	Includes a matching contribution in our 401(k) Plan of $11,250 for each of Messrs. Cohen, Steers and Stadler and $8,500 for each of Messrs. Harvey and Derechin.

Also includes $302,805, $302,805, $220,936, $143,755, and $129,116 in dividend equivalents reflected in additional restricted stock units throughout 2012 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(5)	Includes a matching contribution in our 401(k) Plan of $11,000 for each of Messrs. Cohen, Steers and Stadler and $8,250 for each of Messrs. Harvey and Derechin.

Also includes $222,656, $222,656, $152,502, $100,877, and $86,849 in dividend equivalents reflected in additional restricted stock units throughout 2011 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(6)	Includes a matching contribution in our 401(k) Plan of $11,000 for each of Messrs. Cohen, Steers and Stadler and $8,250 for each of Messrs. Harvey and Derechin.

Also includes $307,080, $307,080, $323,046, $197,307, and $167,974 in dividend equivalents reflected in additional restricted stock units throughout 2010 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(7)	Includes an annual incentive performance bonus cash amount of $325,000 and $445,000 and vested restricted stock units with a grant date fair value of $312,500 and $100,000 awarded to Messrs. Harvey and Derechin, respectively, on January 31, 2013 pursuant to their election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2012 annual incentive performance bonus.

(8)	Includes an annual incentive performance bonus cash amount of $325,000 and $445,000 and vested restricted stock units with a grant date fair value of $312,500 and $100,000 awarded to Messrs. Harvey and Derechin, respectively, on January 31, 2012 pursuant to their election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2011 annual incentive performance bonus.

(9)	Includes an annual incentive performance bonus cash amount of $325,000 and vested restricted stock units with a grant date fair value of $312,500 awarded to Mr. Harvey on January 31, 2011 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2010 annual incentive performance bonus.

2012 Grants of Plan-Based Awards

The following table discloses the actual number of unvested restricted stock units granted in 2012 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Martin Cohen	1/31/12	1/11/12	—	—	—	—	—	—	53,355	(3)	—	—	1,799,931

Robert H. Steers	1/31/12	1/11/12	—	—	—	—	—	—	53,355	(3)	—	—	1,799,931

Joseph M. Harvey	1/31/12	1/11/12	—	—	—	—	—	—	42,703	(4)	—	—	1,440,588

Matthew S. Stadler	1/31/12	1/11/12	—	—	—	—	—	—	23,046	(5)	—	—	777,457

Adam M. Derechin	1/31/12	1/11/12	—	—	—	—	—	—	22,045	(6)	—	—	743,688

(1)	Restricted stock unit awards, including those restricted stock units awarded pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program are generally granted in the year following the fiscal year performance period. For instance, the restricted stock units granted to each of the named executive officers for 2012 were actually granted in January 2013 and therefore, are not included in this table since they were not granted in 2012.

The Compensation Committee acted to award year-end equity based awards for the 2011 performance period at its regularly scheduled meeting on January 11, 2012, with the grants becoming effective on January 31, 2012. The average of the high and low price of our common stock on January 31, 2012 was used to determine the number of restricted stock units to be granted.

(2)	See “Annual Incentive Performance Bonus” and “Named Executive Officer Compensation” in this Proxy Statement for a discussion of non-equity incentive plan awards.

(3)	Includes 3,334 restricted stock units that vest one-fourth ratably on the last business day of each January 2013, 2014, 2015, and 2016. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 40,017 restricted stock units from our mandatory deferral of a portion of the executive’s 2011 annual incentive performance bonus, plus 10,004 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2013, 2014, 2015 and 2016. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2016. Payment of these mandatorily deferred amounts is contingent on continued employment.

(4)	Includes 17,693 restricted stock units that vest one-fourth ratably on the last business day of each of January 2013, 2014, 2015 and 2016. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 18,156 restricted stock units from our mandatory deferral of a portion of the executive’s 2011 annual incentive performance bonus, plus 4,539 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2013, 2014, 2015 and 2016. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2016. Payment of these mandatorily deferred amounts is contingent on continued employment.

Does not include 9,263 vested restricted stock units from the optional deferral by the executive of a portion of his 2011 annual incentive performance bonus since the value of this optional deferral has been reported in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” as part of the 2011 non-equity incentive plan award awarded to Mr. Harvey in 2012, but does include 2,315 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will vest and be delivered on the last business day of January 2015, subject, in the case of the company match and the dividends, to continued employment.

(5)	Includes 4,891 restricted stock units that vest one-fourth ratably on the last business day of each of January 2013, 2014, 2015 and 2016. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 14,524 restricted stock units from our mandatory deferral of a portion of the executive’s 2011 annual incentive performance bonus, plus 3,631 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2013, 2014, 2015 and 2016. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2016. Payment of these mandatorily deferred amounts is contingent on continued employment.

(6)	Includes 4,446 restricted stock units that vest one-fourth ratably on the last business day of each of January 2013, 2014, 2015 and 2016. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 13,487 restricted stock units from our mandatory deferral of a portion of the executive’s 2011 annual incentive performance bonus, plus 3,371 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2013, 2014, 2015 and 2016. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also vest and be delivered on the last business day of January 2016. Payment of these mandatorily deferred amounts is contingent on continued employment.

Does not include 2,964 vested restricted stock units from the optional deferral by the executive of a portion of his 2011 annual incentive performance bonus since the value of this optional deferral has been reported in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” as part of the 2011 non-equity incentive plan award awarded to Mr. Derechin in 2012, but does include 741 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will vest and be delivered on the last business day of January 2015, subject, in the case of the company match and the dividends, to continued employment.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unvested restricted stock units for the named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin Cohen	—	—	—	—	—	170,594	(2)	5,197,999	—	—

Robert H. Steers	—	—	—	—	—	170,594	(2)	5,197,999	—	—

Joseph M. Harvey	—	—	—	—	—	144,262	(3)	4,395,663	—	—

Matthew S. Stadler	—	—	—	—	—	92,115	(4)	2,806,744	—	—

Adam M. Derechin	—	—	—	—	—	81,644	(5)	2,487,693	—	—

(1)	Based on the closing price of Cohen & Steers common stock of $30.47 on December 31, 2012.

(2)	Includes 36,639 restricted stock units that were granted on January 29, 2010 that vest ratably on the last business day of each January 2013, 2014 and 2015; and 59,450 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014 and 2015; 3,334 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016; 50,021 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016. Also includes 21,150 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, and December 2012 special dividends.

(3)	Includes 2,182 restricted stock units that were granted on January 25, 2008 and that vested on the last business day of January 2013; 7,466 restricted stock units that were granted on January 30, 2009 and that vest ratably on the last business day of each January 2013 and 2014; 1,312 restricted stock units deferred on January 30, 2009 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2013; 30,044 restricted stock units that were granted on January 29, 2010 that vest ratably on the last business day of each January 2013, 2014 and 2015; 1,030 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013 and 2014; 15,771 restricted stock units that were granted on January 31, 2011 and that vest ratably on the last business day of each January 2013, 2014 and 2015; 20,229 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014 and 2015; 2,752 restricted stock units deferred on January 31, 2011 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2014; 17,693 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016; 22,695 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016; and 2,315 restricted stock units deferred on January 31, 2012 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2015. Also includes 20,773 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, and December 2012 special dividends.

(4)	Includes 7,466 restricted stock units that were granted on January 30, 2009 that vest ratably on the last business day of each January 2013 and 2014; 875 restricted stock units deferred on January 30, 2009 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2013; 25,647 restricted stock units that were granted on January 29, 2010 and that vest ratably on the last business day of each January 2013, 2014 and 2015; 1,030 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013 and 2014; 4,359 restricted stock units that were granted on January 31, 2011 and that vest ratably on the last business day of each January 2013, 2014 and 2015; 16,183 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014 and 2015; 4,891 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016; 18,155 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016. Also includes 13,509 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, and December 2012 special dividends.

(5)	Includes 3,733 restricted stock units that were granted on January 30, 2009 that vest ratably on the last business day of each January 2013 and 2014; 875 restricted stock units deferred on January 30, 2009 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2013; 22,716 restricted stock units that were granted on January 29, 2010 and that vest ratably on the last business day of each January 2013, 2014 and 2015; 1,030 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013 and 2014; 274 restricted stock units deferred on January 29, 2010 pursuant to a company match under our Optional Stock Purchase Program that vested on the last business day of January 2013; 3,963 restricted stock units that were granted on January 31, 2011 that vest ratably on the last business day of each January 2013, 2014 and 2015; 15,027 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014 and 2015; 4,446 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016; 16,858 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each January 2013, 2014, 2015 and 2016; and 741 restricted stock units deferred on January 31, 2012 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2015. Also includes 11,981 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, and December 2012 special dividends.

2012 Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock units that vested in 2012 for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Martin Cohen	—	—	75,021	(1)	2,540,211

Robert H. Steers	—	—	75,021	(1)	2,540,211

Joseph M. Harvey	—	—	60,281	(2)	2,039,970

Matthew S. Stadler	—	—	29,689	(3)	1,005,269

Adam M. Derechin	—	—	27,574	(4)	933,295

(1)	Includes the vesting of 1,665 restricted stock units on January 31, 2012 with a value realized on vesting of $56,377 that were originally granted on January 26, 2007; 28,404 restricted stock units on January 31, 2012 with a value realized on vesting of $961,759 that were originally granted on January 25, 2008; 12,213 restricted stock units on January 31, 2012 with a value realized on vesting of $413,532 that were originally granted on January 29, 2010; 19,816 restricted stock units on January 31, 2012 with a value realized on vesting of $670,970 that were originally granted on January 31, 2011; 12,561 dividend equivalents on January 31, 2012 associated with the Mandatory Stock Bonus Program with a value realized on vesting of $425,316; and 362 dividend equivalents on January 31, 2012 with a value realized on vesting of $12,257 associated with restricted stock units granted on January 26, 2007.

(2)	Includes the vesting of 2,081 restricted stock units on January 31, 2012 with a value realized on vesting of $70,463 that were originally granted on January 26, 2007; 12,918 restricted stock units on January 31, 2012 with a value realized on vesting of $437,403 that were originally granted on January 25, 2008; 6,794 restricted stock units on January 31, 2012 with a value realized on vesting of $230,045 that were originally granted on January 30, 2009; 10,530 restricted stock units on January 31, 2012 with a value realized on vesting of $356,546 that were originally granted on January 29, 2010; 11,999 restricted stock units on January 31, 2012 with a value realized on vesting of $406,286 that were originally granted on January 31, 2011; 4,745 dividend equivalents on January 31, 2012 associated with the Mandatory Stock Bonus Program with a value realized on vesting of $160,666; 1,498 dividend equivalents associated on January 31, 2012 with the Optional Stock Purchase Program with a value realized on vesting of $50,722; and 453 dividend equivalents on January 31, 2012 with a value realized on vesting of $15,339 associated with restricted stock units granted on January 26, 2007. Also includes the grant of 9,263 vested restricted stock units voluntarily deferred by the executive on January 31, 2012 from his annual incentive performance bonus with a value realized on vesting of $312,500. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2015.

(3)	Includes the vesting of 6,362 restricted stock units on January 31, 2012 with a value realized on vesting of $215,417 that were originally granted on January 25, 2008; 4,607 restricted stock units on January 31, 2012 with a value realized on vesting of $155,993 that were originally granted on January 30, 2009; 9,064 restricted stock units on January 31, 2012 with a value realized on vesting of $306,907 that were originally granted on January 29, 2010; 6,847 restricted stock units on January 31, 2012 with a value realized on vesting of $231,839 that were originally granted on January 31, 2011; 2,809 dividend equivalents on January 31, 2012 associated with the Mandatory Stock Bonus Program with a value realized on vesting of $95,113.

(4)	Includes the vesting of 5,170 restricted stock units on January 31, 2012 with a value realized on vesting of $175,056 that were originally granted on January 25, 2008; 2,741 restricted stock units on January 31, 2012 with a value realized on vesting of $92,810 that were originally granted on January 30, 2009; 8,087 restricted stock units on January 31, 2012 with a value realized on vesting of $273,826 that were originally granted on January 29, 2010; 6,330 restricted stock units on January 31, 2012 with a value realized on vesting of $214,334 that were originally granted on January 31, 2011; 2,282 dividend equivalents on January 31, 2012 associated with the Mandatory Stock Bonus Program with a value realized on vesting of $77,269. Also includes the grant of 2,964 vested restricted stock units voluntarily deferred by the executive on January 31, 2012 from his annual incentive performance bonus with a value realized on vesting of $100,000. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2015.

Nonqualified Deferred Compensation

The following table provides a summary of the named executive officer’s participation in our Optional Stock Purchase Program during fiscal 2012 with respect to voluntarily deferred and vested, but undelivered restricted stock units (for a discussion of the Optional Stock Purchase Program, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Optional Stock Purchase Program” above in this Proxy Statement).

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)
Martin Cohen	—	—	—	—	—

Robert H. Steers	—	—	—	—	—

Joseph M. Harvey	312,500	—	44,848	260,079	617,688

Matthew S. Stadler	—	—	—	—	—

Adam M. Derechin	100,000	—	(7,952)	—	123,800

(1)	This column represents the named executive officers’ voluntary deferrals in our Optional Stock Purchase Program during fiscal 2012. These restricted stock units are fully vested, but will be delivered on the third anniversary of grant. These values are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table (see footnote (8) to the Summary Compensation Table).

(2)	Although the company matches the executive’s contributions in additional restricted stock units, these match restricted stock units and the associated accrued dividend equivalents are unvested and will be delivered on the third anniversary of grant, and as such, are not included in this table. The company match restricted stock units are, however, reflected in the “Stock Awards” column of the Summary Compensation Table. See footnote (2) to the Summary Compensation Table.

(3)	This column represents the earnings during fiscal 2012 on 6,999 vested restricted stock units that were voluntarily deferred by Mr. Harvey pursuant to our Optional Stock Purchase Program that were delivered in January 2012. Also includes losses during fiscal 2012 on 20,272 and 4,063 vested restricted stock units that were voluntarily deferred by each of Messrs. Harvey and Derechin, respectively, pursuant to our Optional Stock Purchase Program that have not yet been delivered. Also includes the value realized on 682 dividend equivalent restricted stock units that were delivered in 2012 for Mr. Harvey.

(4)	Represents the value realized on 6,999 vested restricted stock units for Mr. Harvey that were delivered in fiscal 2012, plus the value realized on 682 dividend equivalent restricted stock units thereon for Mr. Harvey.

(5)	Represents the value of 20,272 and 4,063 vested and undelivered restricted stock units for each of Messrs. Harvey and Derechin as of December 31, 2012. With respect to these restricted stock units, $625,000 and $122,500, respectively, has been previously reported in the “Non-equity Incentive Plan Compensation” column of the Summary Compensation Table. The values set forth in this column are based on the closing price of Cohen & Steers common stock of $30.47 on December 31, 2012. Upon executive’s termination for any reason prior to the delivery date, the underlying shares of common stock will not be delivered and the executive will instead be paid the original deferral amount ($625,000 and $122,500 for Messrs. Harvey and Derechin, respectively) in cash six months following the date of termination.

Potential Payments Upon Termination

We have entered into agreements and maintain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment. The amount of compensation payable to each named executive officer in each situation is listed in the tables below.

Martin Cohen. The following table describes the potential payments upon termination for Martin Cohen, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive, Following Change in Control ($)		Death of the Executive ($)		Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	5,197,999	(4)	5,197,999	(4)	5,197,999	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	376,071	376,071	376,071	—	376,071		—		376,071
Excise Tax Gross-Up(3)	—	—	—	—	3,073,322		—		—

Total	3,876,071	376,071	3,876,071	—	13,897,392		6,197,999		6,574,070

(1)	Assumes the executive’s date of termination is December 31, 2012 and the price per share of our common stock on the date of termination is $30.47 per share.

(2)	The employment agreement with Mr. Cohen provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Cohen and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Cohen of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2000 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Cohen provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 39,973 unvested restricted stock units. Also includes the value of 109,471 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 21,150 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Robert H. Steers. The following table describes the potential payments upon termination for Robert H. Steers, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive, Following Change in Control ($)		Death of the Executive ($)		Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	5,197,999	(4)	5,197,999	(4)	5,197,999	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	459,557	459,557	459,557	—	459,557		—		459,557
Excise Tax Gross-Up(3)	—	—	—	—	2,780,298		—		—

Total	3,959,557	459,557	3,959,557	—	13,687,854		6,197,999		6,657,556

(1)	Assumes the executive’s date of termination is December 31, 2012 and the price per share of our common stock on the date of termination is $30.47 per share.

(2)	The employment agreement with Mr. Steers provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2000 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Steers provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 39,973 unvested restricted stock units. Also includes the value of 109,471 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 21,150 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Joseph M. Harvey. The following table describes the potential payments upon termination for Joseph M. Harvey, our president. The table does not include any payments that are described in the Nonqualified Deferred Compensation Table above.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	4,395,663	(2)	4,395,663	(2)

(1)	Assumes the executive’s date of termination is December 31, 2012 and the price per share of our common stock on the date of termination is $30.47 per share.

(2)	Includes the value of 73,156 unvested restricted stock units. Also includes the value of 50,333 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 20,773 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Matthew S. Stadler. The following table describes the potential payments upon termination for Matthew S. Stadler, our executive vice president and chief financial officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	2,806,744	(2)	2,806,744	(2)

(1)	Assumes the executive’s date of termination is December 31, 2012 and the price per share of our common stock on the date of termination is $30.47 per share.

(2)	Includes the value of 42,363 unvested restricted stock units. Also includes the value of 36,243 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 13,509 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Adam M. Derechin. The following table describes the potential payments upon termination for Adam M. Derechin, our chief operating officer. The table does not include any payments that are described in the Nonqualified Deferred Compensation Table above.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason ($)	Voluntary Termination by Executive without Good Reason ($)	Involuntary Not for Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units(3)	—	—	—	—	2,487,693	(2)	2,487,693	(2)

(1)	Assumes the executive’s date of termination is December 31, 2012 and the price per share of our common stock on the date of termination is $30.47 per share.

(2)	Includes the value of 34,858 unvested restricted stock units. Also includes the value of 34,805 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 11,981 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Assumptions. Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Excise Tax Gross-Up. Upon the termination of employment of the executive by the company without cause or by the executive for good reason, each within the two year period following a change in control of our company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code. We have agreed to reimburse Mr. Cohen and Mr. Steers for all excise taxes that are imposed on the executive under Section 4999 and any income, employment and excise taxes that are payable by the executive as a result of reimbursements for Section 4999 excise taxes. The total Section 4999 gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of (1) any excise taxes that are imposed upon the executive as a result of our change in control, (2) any income, employment and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount, and (3) any additional income, employment and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise, employment or income taxes. The calculation of the Section 4999 gross-up amount in the above tables is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, and the applicable state and local income tax rates. The discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service

(120% of the applicable federal rates compounded semi-annually for December 2012 as referenced in Table 1 of Revenue Ruling 2012-31). For purposes of the Section 4999 calculation, it is assumed that no amounts will be discounted as attributable to a reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

Restricted Stock Unit Acceleration. As is the case with all other employees of the company that were awarded restricted stock units, the executives will be entitled to the acceleration of their unvested restricted stock units as described in the tables above if executives’ employment is terminated (1) by us without “cause,” or by the executive for “good reason,” each within the two-year period following a “change in control” of our company or (2) at any time due to the executive’s death or disability. With respect to vested restricted stock units granted pursuant to the Optional Stock Purchase Program, if the executive’s employment is terminated for any reason, the underlying shares of common stock will not be delivered and the executive will instead be paid his original deferral amount(s) in cash six months following the date of termination.

A “change in control” means the occurrence of any of the following events: (1) the complete liquidation of our company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any “person” or “group” other than certain permitted holders; (2) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (x) 20% or more of the combined voting power of the then outstanding securities of our company and (y) more of the combined voting power of the then outstanding securities of our company than Mr. Cohen and Mr. Steers in the aggregate; (3) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the board cease for any reason to constitute a majority of the board, then in office; or (4) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which we are involved, other than a merger, consolidation or amalgamation which would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

A termination is for “cause” if it is for any of the following: (1) the executive’s continued failure substantially to perform the executive’s duties to us (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by us to the executive of such failure, (2) the executive’s engagement in conduct inimical to our interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment, (3) the executive’s commission of, or plea of guilty or nolo contendere to, (x) a felony or (y) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to us or an affiliate, (4) the executive’s disclosure of our or our affiliates’ trade secrets or confidential information, or (5) the executive’s breach of any agreement with us or an affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

A termination is “good reason” if it is for any of the following (1) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (2) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (1) and (2) of this sentence shall constitute good reason only if we and our affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes good reason; provided, further, that “good reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given us written notice thereof prior to such date.

“Disability” means the inability of the employee to perform in all material respects his or her duties and responsibilities to the company by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (1) for a period of six consecutive months or (2) such shorter period as the Compensation Committee may reasonably determine in good faith. The disability determination is made in the sole discretion of the Compensation Committee.

Pension Benefits

Other than our broad-based 401(k) Plan, we do not sponsor any pension plans.

Employment Agreements with Martin Cohen and Robert H. Steers

We have entered into identical employment agreements with Martin Cohen and Robert H. Steers (each, an “Executive”). Each employment agreement provides for the Executive’s employment as our co-chief executive officer and co-chairman of the Board of Directors. The employment agreements automatically extend for one-year periods unless either party gives the other 60 days prior notice that the term will not be extended.

Each employment agreement provided for an initial annual base salary of $500,000 or such other amount as is determined in the sole discretion of the Board of Directors (which was adjusted to $750,000 effective January 1, 2008), and an annual incentive performance bonus as approved in the discretion of the Compensation Committee.

During the term, each Executive will be entitled to:

(1) employee benefits that are no less favorable than those employee benefits provided to him before the company’s initial public offering; and

(2) participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.

Termination of employment. Pursuant to each employment agreement, if the Executive’s employment terminates prior to the expiration of the term due to his death or disability, the Executive will be entitled to receive:

(1) a payment equal to his target annual incentive performance bonus ($1,000,000) for the fiscal year in which the termination occurs;

(2) any accrued, but unpaid, base salary through the date of termination; and

(3) any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year.

As set forth in each employment agreement, if an Executive’s employment is terminated prior to the expiration of the term by us without “cause” or by the Executive for “good reason” or if we elect not to extend the term (each a “qualifying termination”), the Executive will be entitled, subject to his compliance with certain restrictive covenants, to a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control) the sum of his annual base salary and his target annual incentive performance bonus for the fiscal year in which the termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control.

In the event of a termination of an Executive’s employment which is not a qualifying termination or a termination due to the Executive’s death or disability (including if the Executive resigns without good reason), the Executive will be entitled to receive only the accrued but unpaid salary through the date of termination and earned but unpaid bonus for the previously completed fiscal year.

Each employment agreement generally provides that, if the Executive’s employment terminates for any reason other than by us for cause, the Executive and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by the Executive of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, each employment agreement provides that, in the event payments under an employment agreement or otherwise result in an excise tax to the Executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

Restrictive covenants. Non-competition. Pursuant to each employment agreement, during the term of the agreement and, if the Executive’s employment is terminated by us for cause or by the Executive without good reason or the Executive elects not to extend the term, for one year following such termination of employment, the Executive generally will be prohibited from:

(1) seeking to provide or providing investment advisory services to certain persons to whom we or any of our affiliates render services;

(2) soliciting or seeking to induce or actually inducing certain of our employees or employees of our affiliates to discontinue their employment with us or hiring or employing such employees;

(3) competing with us and our affiliates;

(4) acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

(5) interfering with, or attempting to interfere with, business relationships between us or any of our affiliates and our customers, clients, suppliers, partners, members or investors.

Confidentiality, Intellectual Property and Non-Disclosure. Each Executive is subject to customary confidentiality, intellectual property and non-disclosure covenants, including a covenant which, in general, prohibits the Executive from disclosing, retaining or using for his or any other person’s benefit our confidential information and a covenant which, in general, requires the Executive to assign, transfer and convey to Cohen & Steers all rights and intellectual rights to any works of authorship, inventions, intellectual property, materials, documents or other work product by the Executive.

If the Executive breaches any of the restrictive covenants or the confidentiality, intellectual property or non-disclosure covenants, in addition to any remedies at law, the Executive agrees that we will be entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

If a dispute arises out of the employment agreement with an Executive, we will pay the Executive’s reasonable legal fees and expenses incurred in connection with such dispute if the Executive prevails in substantially all material respects on the issues presented for resolution.

Each employment agreement also provides that upon a termination of the Executive’s employment for any reason, in general, the Executive will retain the right to use his name in connection with future business ventures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

We have adopted a written policy whereby all employees, directors and certain other related parties (as defined in paragraph (a) of Item 404 of Regulation S-K) who have a direct or indirect interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by us, but excluding all typical employee/employer transactions such as compensation or participation in any of the benefit plans we sponsor) must promptly disclose the facts and circumstances of that transaction or agreement to our general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, then determines whether the transaction may be consummated or permitted to continue.

If such transaction or agreement rises to the level of a “related party transaction,” then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee interested in a related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction that is (1) reportable by us under paragraph (a) of Item 404 of Regulation S-K, (2) in which we were or are to be a participant, (3) the amount involved exceeds $120,000 and (4) in which any related party had or will have a direct or indirect material interest.

Transactions or other arrangements between us and our client accounts, including registered investment companies for which we serve as an investment advisor, need not be approved or ratified. Further, asset management or other financial service relationships (such as those involving investment in various of our funds, investment vehicles or accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.

Cohen & Steers Mutual Funds

The mutual funds for which we are the investment advisor are funds that we established and are marketed under our name. Mr. Cohen and Mr. Steers, our co-chairmen and co-chief executive officers, serve as co-chairmen of each Cohen & Steers closed-end and open-end mutual fund. Mr. Harvey, our president, serves as a vice-president of each Cohen & Steers closed-end and open-end mutual fund. Mr. Derechin, our chief operating officer, serves as chief executive officer and president of each Cohen & Steers closed-end and open-end mutual fund. Messrs. Cohen, Steers, Harvey and Derechin do not receive compensation for their services from any Cohen & Steers mutual fund. There are no relationships between our other directors and the Cohen & Steers mutual funds or the institutional separate accounts for which we are the investment advisor.

S-corporation Distributions and Tax Indemnification Agreement

Since we were organized in 1986 and until our initial public offering in 2004, we were treated for federal and certain state income tax purposes as an S-corporation under Subchapter S of the Internal Revenue Code. As a result, our earnings were taxed, with certain exceptions, directly to our shareholders, Mr. Cohen and Mr. Steers, rather than to us, leaving our shareholders responsible for paying income taxes on these earnings. We historically paid distributions to our shareholders to enable them to pay their income tax liabilities as a result of our status as an S-corporation and, from time to time, to distribute previously undistributed S-corporation earnings and profits.

We have entered into a tax indemnification agreement with Mr. Cohen and Mr. Steers. Although we believe that we have met the requirements for an S-corporation, the agreement provides for, among other things, Mr. Cohen and Mr. Steers to indemnify us for any additional U.S. federal and state income taxes, including interest and penalties, incurred by us if for any reason we are deemed to have been a C-corporation during any period in which we reported our taxable income as an S-corporation. The tax indemnification obligation of Mr. Cohen and Mr. Steers will be limited to the aggregate amount of all distributions we made to them to pay taxes during any time that we reported our taxable income as an S-corporation but are deemed to have been a C-corporation. The agreement also provides for payment by Mr. Cohen and Mr. Steers to us and by us to Mr. Cohen and Mr. Steers to adjust for any increases or decreases in tax liability arising from a tax audit that affects our tax liability and results in a corresponding adjustment to the tax liability of Mr. Cohen and Mr. Steers. We will increase, or gross up, our indemnification payments to Mr. Cohen and Mr. Steers to the extent necessary to take into account the increase in current tax liability incurred by Mr. Cohen and Mr. Steers on account of the indemnification payments. The amount of any payment cannot exceed the amount of benefit received by us or Mr. Cohen and Mr. Steers attributable to the adjustment in tax liability.

Registration Rights Agreement

Mr. Cohen and Mr. Steers have entered into a registration rights agreement with us, pursuant to which we have granted to them, their affiliates and certain of their transferees the right, as described below, to require us to register under the Securities Act shares of common stock (and other securities convertible into or exchangeable or exercisable for shares of common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable them to resell the registrable securities owned by them. The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration if to register would require an audit of us other than our regular audit, if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days or, for a period of 90 days, if we determine that it is in our best interests to do so. The rights of the rights holders to exercise their “piggyback” registration rights are subject to our right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

ITEM 2:

APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN

We are asking our shareholders to approve the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan (as amended, the Amended and Restated Stock Incentive Plan) which has been amended to (i) extend the term of the Amended and Restated Stock Incentive Plan an additional ten years through May 8, 2023 and (ii) increase the number of shares of common stock with respect to which awards may be granted under the plan by 2,000,000 shares. In this proposal, we are also asking our shareholders to re-approve the material terms of the performance goals under the Amended and Restated Stock Incentive Plan. NYSE rules require that we obtain shareholder approval of the Amended and Restated Stock Incentive Plan in order for it to be effective.

The Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, which is comprised of four independent Directors. The Amended and Restated Stock Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or consultants or those of our affiliates. The Compensation Committee has discretion to select the individuals to whom awards will be granted and to determine the type, size and terms of each award and has the authority to administer, construe and interpret the Amended and Restated Stock Incentive Plan. The Amended and Restated Stock Incentive Plan is primarily intended to provide broad-based equity compensation awards across all levels of our employees. All of our employees (237 as of March 13, 2013) may be eligible for awards under the Amended and Restated Stock Incentive Plan.

Prior to our initial public offering in 2004, our shareholders approved the Amended and Restated Stock Incentive Plan. As adopted, a total of 9,500,000 shares of common stock were initially reserved for issuance under the Amended and Restated Stock Incentive Plan. At our Annual Meeting of Shareholders on May 9, 2008, our shareholders approved an amendment to the Amended and Restated Stock Incentive Plan to increase the number of shares of common stock with respect to which awards may be granted under the plan by an additional 4,500,000 shares. As of March 13, 2013, since our initial public offering, we had granted awards under the Amended and Restated Stock Incentive Plan with respect to 12,047,878 shares of common stock, leaving only 1,952,122 shares available for future awards under the Amended and Restated Stock Incentive Plan, subject to increase due to awards being forfeited or terminated, which are again available for grant under the Amended and Restated Stock Incentive Plan.

A key element of our compensation philosophy is to deliver a portion of our employees’ total compensation in the form of stock-based awards. Through our mandatory deferral program, as well as other restricted stock unit grants awarded as part of our employees’ annual incentive performance bonus, restricted stock units comprise a significant portion of the total compensation package for our employees. We believe that stock-based awards foster an employee-ownership culture that aligns the interests of our employees directly with those of our shareholders and encourages employees to be prudent risk managers and to work together to ensure our continued financial success over time. Stock-based compensation also helps to retain high-performing employees through retention features such as significant vesting provisions and forfeiture provisions. In the event that a stock-based award is forfeited by an employee, the value of the award remains with the company. These restrictions also enhance shareholder alignment by having employees share in the upside and downside risk over any cyclical market periods that occur within the financial services industry. Based upon the amount of historical awards granted pursuant to the Amended and Restated Stock Incentive Plan, the Board and its Compensation Committee anticipate that the increased number of shares will provide the company with the sufficient number of shares underlying awards in order to permit the company to continue to implement the company’s compensation programs and make equity awards in the amounts the company believes is necessary for the next three to five years. The Board of Directors unanimously recommends that the shareholders approve the Amended and Restated Stock Incentive Plan in order to permit us to continue to compensate employees, directors and consultants in part with stock-based awards rather than cash.

This proposal is also being submitted to our shareholders to facilitate the ability to make grants under the Amended and Restated Stock Incentive Plan that qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to its Named Executive Officers (other than its chief financial officer). Certain compensation is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid are disclosed and approved by shareholders prior to payment.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated Stock Incentive Plan.

Description of the Amended and Restated Stock Incentive Plan

The following description of the Amended and Restated Stock Incentive Plan is not complete and is qualified by reference to the full text of the Amended and Restated Stock Incentive Plan, which is attached hereto as Appendix A.

The Amended and Restated Stock Incentive Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors or consultants or those of our affiliates. As amended, a maximum of 16,000,000 shares of common stock may be subject to awards under the Amended and Restated Stock Incentive Plan (inclusive of shares that have been issued under the plan since its initial adoption in 2004). The maximum number of shares of common stock for which options and stock appreciation rights may be granted during a calendar year to any participant is 1,000,000. The number of shares of common stock issued or reserved pursuant to the Amended and Restated Stock Incentive Plan, or pursuant to outstanding awards, is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the shares of common stock. Shares of common stock covered by awards that expire, terminate or lapse will again be available for grant under the Amended and Restated Stock Incentive Plan.

Administration. The Amended and Restated Stock Incentive Plan is administered by the Compensation Committee, which may delegate its duties and powers in whole or in part as it determines. However, our Board of Directors may take any action designated to the Compensation Committee under the Amended and Restated Stock Incentive Plan as it may deem necessary. The Compensation Committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the Amended and Restated Stock Incentive Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards will be granted by the Compensation Committee to employees, directors and consultants in such numbers and at such times during the term of the Amended and Restated Stock Incentive Plan as the Compensation Committee shall determine. The Compensation Committee is authorized to interpret the Amended and Restated Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Amended and Restated Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Amended and Restated Stock Incentive Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Stock Incentive Plan in the manner and to the extent the Compensation Committee deems necessary or desirable.

Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock units, shares of common stock, restricted stock, dividend equivalent rights and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares. The restricted stock units and other stock-based awards will be subject to the terms and conditions established by the Compensation Committee.

Options. The Compensation Committee shall determine the exercise price for each option; provided, however, that an option must have an exercise price that is at least equal to the fair market value of a share of common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Compensation Committee, by the surrender of a number of shares of common stock already owned by the option holder for at least six months, or other period consistent with applicable accounting rules, with a fair market value equal to the exercise price, (3) in a combination of cash and shares of common stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of common stock being purchased, or (5) to the extent permitted by the Committee, through “net settlement” in shares. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the shares of common stock to be received upon exercise of the option.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The exercise price per share of a stock appreciation right shall be an amount determined by the Compensation Committee. Generally, each stock appreciation right shall entitle a participant upon exercise to an amount equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price per share, times (2) the number of shares of common stock covered by the stock appreciation right. Payment shall be made in shares of common stock or in cash, or partly in shares of common stock and partly in cash, all as shall be determined by the Compensation Committee.

Performance-Based Awards. During any period when Section 162(m) of the Internal Revenue Code is applicable to us and the Amended and Restated Stock Incentive Plan, certain other stock-based awards may be granted in a manner designed to make them deductible by us under Section 162(m) of the Internal Revenue Code (“Performance-Based Awards”). Such Performance-Based Awards will be determined based on the attainment of written objective performance goals approved by the Compensation Committee for a performance period of between one and five years. The Compensation Committee will establish the performance goals applicable to a performance period (1) while the outcome for that performance period is substantially uncertain and (2) no more than 90 days after the commencement of the performance period to which the performance goals relate or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals will be based upon one or more of the following criteria: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders’ equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenue or sales; (15) costs; (16) cash flow; (17) working capital; (18) return on assets; (19) assets under management; and (20) total shareholder return. The maximum amount of a Performance-Based Award payable to any one participant under the Amended and Restated Stock Incentive Plan for a performance period is 1,000,000 shares of common stock or, in the event the Performance-Based Award is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Performance-Based Award relates.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the Amended and Restated Stock Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

Change in Control. In the event of a change in control (as defined in the Amended and Restated Stock Incentive Plan), (1) if determined by the Compensation Committee, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to the change in control and (2) the Compensation Committee may (A) cancel the awards for fair value as determined by the Compensation Committee, (B) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Amended and Restated Stock Incentive Plan, as determined by the Compensation Committee, or (C) provide that for a period of at least 15 days prior to the change in control, the options will be exercisable as to all shares subject to such options and that the options will terminate upon the occurrence of the change in control. If a participant’s employment with us and our affiliates is terminated by the participant for “good reason” or by us without “cause” within the two-year period following a change in control, any outstanding awards then held by the participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such termination of employment.

Amendment and Termination. Our Board of Directors may amend, alter or discontinue the Amended and Restated Stock Incentive Plan in any respect at any time, but no amendment, alteration or discontinuance may diminish any of the rights of a participant under any awards previously granted, without his or her consent. Unless earlier terminated, the Amended and Restated Stock Incentive Plan will expire on May 8, 2023.

New Plan Benefits under the 2013 Stock Incentive Plan. Because future awards under the Amended and Restated Stock Incentive Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Federal Income Tax Consequences

The following is a general description of federal income tax consequences to participants and the company relating to nonqualified and incentive stock options and certain other awards that may be granted under the Amended and Restated Stock Incentive Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

An optionee will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will recognize ordinary compensation income equal to the excess of the fair market value of the common stock on the date the option is exercised over the option price for such common stock. The tax basis of the common stock acquired by exercising an option in the hands of the optionee will equal the option price for the common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the common stock will commence on the day the option is exercised. An optionee who sells common stock acquired by exercising an option will recognize capital gain or loss measured by the difference between the tax basis of the common stock and the amount realized on the sale. Such gain or loss will be long-term if the common stock is held for more than 12 months after exercise, and short-term if held for 12 months or less after exercise. The company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income. Stock appreciation rights are taxed to the individuals and deductible by the company in substantially the same manner as nonqualified stock options.

An optionee will not recognize income upon the grant of an incentive stock option to purchase shares of common stock, and will not recognize income upon exercise of the option, provided such optionee was an employee of the company or a subsidiary at all times from the grant date until three months prior to exercise (or one year prior to exercise in the event of disability). Generally, the amount by which the fair market value of the common stock on the date of exercise exceeds the option price will be includable in alternative minimum taxable income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of such common stock for purposes of determining alternative minimum taxable income in the year the common stock is sold. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the amount paid for the shares, or (ii) the excess of the amount realized on the sale over the adjusted basis in the shares. Any remaining gain or loss will be treated as a capital gain or loss. The company or a subsidiary will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

Nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the common stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date); in each of the foregoing cases, the company will generally have (at the time the participant recognizes income) a corresponding deduction.

If, as a result of a change in control, a participant’s stock options or stock appreciation rights or other rights become immediately exercisable, or restrictions immediately lapse on an award, or cash, shares or other benefits covered by another type of award are immediately vested or issued, the additional economic value, if any, attributable to the acceleration or issuance may be deemed a “parachute payment” under Section 280G of the Internal Revenue Code. In such case, the participant may be subject to a 20% non-deductible excise tax as to all or a portion of such economic value, in addition to any income tax payable. The company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the Amended and Restated Stock Incentive Plan, Section 162(m) of the Internal Revenue Code (“Section 162(m))” would render non-deductible to the company certain compensation in excess of $1,000,000 in any year to the Named Executive Officers (other than the chief financial officer), unless such excess compensation is “performance-based” (as defined in Section 162(m)) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, stock appreciation rights and certain (but not all) other types of awards may be granted to qualify for the exemption for performance-based compensation under Section 162(m). The company expressly reserves the ability to grant awards under the Amended and Restated Stock Incentive Plan which may not qualify as performance-based compensation for purposes of Section 162(m).

Section 409A of the Internal Revenue Code (“Section 409A”) provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended and Restated Stock Incentive Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The Amended and Restated Stock Incentive Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended and Restated Stock Incentive Plan participants under Section 409A. The Board of Directors may amend the Amended and Restated Stock Incentive Plan, and the Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the Amended and Restated Stock Incentive Plan to avoid the imposition of an additional tax under Section 409A. In addition, no award under the Amended and Restated Stock Incentive Plan can be granted, deferred, accelerated, extended, paid out or modified under the Amended and Restated Stock Incentive Plan and no award agreement may be interpreted in a manner that would result in the imposition of an additional tax under Section 409A on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A, the company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2012, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan	2,326,663	(1)	2,668,509	(2)
Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan	N/A	N/A	188,211	(3)
Total Approved by Shareholders	2,326,663	(1)	2,856,720
Not Approved
None	—	—	—

(1)	All of the awards granted under our Amended and Restated Stock Incentive Plan are restricted stock units, which by their nature do not have an exercise price.

(2)	Consists of shares of our common stock issuable under our Amended and Restated Stock Incentive Plan pursuant to various awards the Compensation Committee may make, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

(3)	311,789 shares of the company’s common stock have been issued pursuant to the Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan, whereby employees may purchase shares of the company’s common stock at 85% of the fair market value of our common stock on last business day of each three-month offering period.

Awards under the Amended and Restated Stock Incentive Plan

The following table sets forth the restricted stock units issued under the Amended and Restated Stock Incentive Plan that have been received by or allocated as of March 13, 2013 to the following persons or groups: (i) our co-CEOs, (ii) each of our other Named Executive Officers, (iii) our current executive officers as a group, (iv) our current non-executive officer directors as a group, (v) each nominee for election as a director and (vi) all employees, other than current executive officers, as a group. On March 13, 2013, the closing sale price of the common stock, as reported on the NYSE, was $34.97 per share.

Name	Number of Securities Underlying Restricted Stock Units Granted
Martin Cohen	534,914
Robert H. Steers	534,914
Joseph M. Harvey	1,650,558
Adam M. Derechin	829,602
Matthew S. Stadler	370,365
Peter L. Rhein	22,235
Richard P. Simon	22,235
Edmond D. Villani	22,235
Bernard B. Winograd	2,347
All current executive officers as a group	4,077,690
All current non-executive officer directors as a group	69,052
All employees, other than current executive officers, as a group	8,986,046

ITEM 3:

APPROVAL OF AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

We are asking our shareholders to approve the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan (as amended, the Amended and Restated Annual Incentive Plan), which has been amended to extend the term of the Amended and Restated Annual Incentive Plan indefinitely. In this proposal, we are also asking our shareholders to re-approve the material terms of the performance goals under the Amended and Restated Annual Incentive Plan in order to permit annual incentive performance bonus awards under the Amended and Restated Annual Incentive Plan to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to its Named Executive Officers (excluding the chief financial officer). Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid are disclosed and approved by shareholders prior to payment.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated Annual Incentive Plan.

Description of the Amended and Restated Annual Incentive Plan

The following description of the Amended and Restated Annual Incentive Plan is not complete and is qualified by reference to the full text of the Amended and Restated Annual Incentive Plan, which is attached hereto as Appendix B.

Purpose. The Amended and Restated Annual Incentive Plan is a bonus plan designed to provide certain of our employees with incentive compensation based upon the achievement of pre-established performance goals. The Amended and Restated Annual Incentive Plan is intended to comply with the performance-based compensation exemption from Section 162(m) of the Internal Revenue Code during any period during which Section 162(m) of the Internal Revenue Code is applicable. The purpose of the Amended and Restated Annual Incentive Plan is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance.

Administration. The Amended and Restated Annual Incentive Plan is administered by the Compensation Committee. However, our Board of Directors may take any action designated to the Compensation Committee under the Amended and Restated Annual Incentive Plan as it may deem necessary. The Compensation Committee may delegate its authority under the Amended and Restated Annual Incentive Plan except in cases where such delegation would disqualify compensation paid under the Amended and Restated Annual Incentive Plan intended to be exempt under Section 162(m) of the Internal Revenue Code.

Eligibility; Awards. Awards may be granted to our officers and key employees in the sole discretion of the Compensation Committee. The Amended and Restated Annual Incentive Plan provides for the payment of incentive bonuses, in the form of cash, restricted stock, restricted stock units, stock appreciation rights, stock options (of equivalent value) and/or some combination of the foregoing. Any equity-based awards will be made pursuant to the Amended and Restated Stock Incentive Plan.

Performance Goals. The Compensation Committee establishes the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee. Within 90 days after each performance period begins (or such other date as may be required by Section 162(m) of the Internal Revenue Code), the Compensation Committee will establish (1) the performance objective or objectives that must be satisfied for a participant to receive a bonus for such performance period, and (2) the incentive bonus opportunity for each participant. Performance objectives will be based upon one or more of the following criteria, as determined by the Compensation Committee: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareholders’ equity; (7) expense management; (8) return on investment; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenue or sales; (15) costs; (16) cash flow; (17) working capital; (18) return on assets; (19) assets under management; and (20) total shareholder return. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine. The performance measures and objectives established by the Compensation Committee may be different for different fiscal years and different objectives may be applicable to different officers and employees.

As soon as practicable following the applicable performance period, the Compensation Committee will determine (1) whether and to what extent any of the performance objectives established for such performance period have been satisfied, and (2) for each participant employed as of the last day of the performance period for which the bonus is payable, the actual portion of the annual incentive performance bonus to which such participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Compensation Committee may deem appropriate.

Annual Limitation on Bonus Payments to Any Individual. No participant may receive a bonus under the Amended and Restated Annual Incentive Plan, with respect to any fiscal year, in excess of $10,000,000. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable to any participant under the Amended and Restated Annual Incentive Plan and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive bonus.

Change in Control. If there is a change in control (as defined in the Amended and Restated Annual Incentive Plan), our Board of Directors, as constituted immediately prior to the change in control, shall determine in its discretion whether the performance criteria have been met or will be deemed to have been met for the year in which the change in control occurs.

Termination of Employment. If a participant dies or becomes disabled prior to the last day of a performance period, the participant may receive an annual bonus equal to the bonus otherwise payable to the participant based upon actual company performance for the applicable performance period or, if determined by the Compensation Committee, based upon achieving targeted performance objectives, pro-rated for the days of employment during the performance period.

Payment of Awards. Payment of any bonus amount is made to participants as soon as practicable after the Compensation Committee certifies that one or more of the applicable objectives has been attained, or, where the Compensation Committee will reduce, eliminate or limit the bonus, as described above, the Compensation Committee determines the amount of any such reduction.

Amendment and Termination of Plan. Our Board of Directors or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Amended and Restated Annual Incentive Plan, subject to shareholder approval if such approval is necessary to maintain the Amended and Restated Annual Incentive Plan in compliance with Section 162(m) of the Internal Revenue Code or any other applicable law or regulation.

New Plan Benefits Under the Amended and Restated Annual Incentive Plan. Because future awards under the Amended and Restated Annual Incentive Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

ITEM 4:

APPROVAL OF THE AMENDED AND RESTATED ESPP

We are asking our shareholders to approve the Amended and Restated Employee Stock Purchase Plan (as amended, the Amended and Restated ESPP) which has been amended to (i) increase the number of shares of common stock that may be issued under the plan by 100,000 shares; and (ii) change the termination date of the plan from June 7, 2014, to when our Board of Directors determines to terminate the plan.

Prior to our initial public offering in 2004, our shareholders approved the Amended and Restated ESPP for a ten year term. As adopted, a total of 500,000 shares of common stock were initially reserved for issuance under the Amended and Restated ESPP. After December 31, 2012, the most recent purchase date, only 188,211 shares remained available for issuance under the Amended and Restated ESPP. The company believes that the increased share reserve limit under the Amended and Restated ESPP should facilitate the company’s ability to continue stock offerings under the Amended and Restated ESPP for another three to five years.

The Board of Directors believes that the Amended and Restated ESPP benefits the company by encouraging employee participation in the ownership of the company by offering employees the opportunity to purchase our common stock through accumulated payroll deductions, thereby keeping the employees’ interests aligned with the interests of our shareholders.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the Amended and Restated Stock Incentive Plan.

Description of the Amended and Restated ESPP

The following description of the Amended and Restated Annual Incentive Plan is not complete and is qualified by reference to the full text of the Amended and Restated Employee Stock Plan, which is attached hereto as Appendix C.

Subject to shareholder approval, a maximum of 600,000 shares of common stock may be issued under the Amended and Restated ESPP. The number of shares issued or reserved pursuant to the Amended and Restated ESPP (or pursuant to outstanding awards) is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in our common stock. The shares may consist of unissued shares or previously issued shares or shares purchased on the open market.

Administration. The Amended and Restated ESPP is administered by the Compensation Committee. However, our Board of Directors may take any action designated to the Compensation Committee under the Amended and Restated ESPP as it may deem necessary. The Compensation Committee has the authority to make rules and regulations for the administration of the plan and its interpretations, and decisions with regard to the Amended and Restated ESPP, and such rules and regulations will be final and conclusive.

Eligibility. Each of our employees are eligible to participate in the Amended and Restated ESPP, except that the Compensation Committee may exclude employees (1) whose customary employment is for less than five months per calendar year or for less than 20 hours per week, (2) who have been employed for less than two years, or (3) who are highly compensated employees under the Code. Our employees will not be granted an option under the Amended and Restated ESPP if, immediately after the grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

Participation in the Plan. Eligible employees may participate in the Amended and Restated ESPP by electing to participate in a given offering period pursuant to procedures set forth by the Compensation Committee. A participant’s participation in the Amended and Restated ESPP will continue until the participant makes a new election or withdraws from an offering period or the Amended and Restated ESPP.

Payroll Deductions. Payroll deductions are made from the compensation paid to each participant for each offering period in such whole percentage from 1% to 10% as elected by the participant; provided that no participant will be entitled to purchase, during any calendar year, shares with an aggregate fair market value in excess of $25,000. Except as otherwise provided by the Compensation Committee, a participant cannot change the rate of payroll deductions once an offering period has commenced. In addition, except to the extent provided by the Compensation Committee, a participant may not make any separate cash payments into the participant’s account, and payment for shares purchased under the plan may not be made in any form other than by payroll deduction.

Termination of Participation in the Plan. The Compensation Committee determines the terms and conditions under which a participant may withdraw from an offering period or the Amended and Restated ESPP. A participant’s participation in the Amended and Restated ESPP will be terminated upon the termination of such participant’s employment for any reason. Upon a termination of a participant’s employment, all payroll deductions (and other contributions to the extent provided by the Compensation Committee) credited to such former participant’s plan account will be returned without interest to the former participant or the former participant’s beneficiary.

Purchase of Shares. With respect to an offering period, each participant will be granted an option to purchase a number of shares equal to the lesser of (1) a maximum established by the Compensation Committee (which maximum, unless otherwise determined by the Compensation Committee, will be 10,000 shares) and (2) the number determined by dividing the amount in the participant’s account during such offering period by the purchase price. On the last day of each offering period (each, a “purchase date”), we will apply the funds in each participant’s account to purchase shares. The purchase price will be set by the Compensation Committee, but cannot be less than 85% of the fair market value of the shares on the purchase date. As soon as practicable after each purchase date, the number of shares purchased by each participant will be deposited in a brokerage account established in such participant’s name. The participant may thereafter (1) transfer the shares to another brokerage account or (2) request in writing that a share certificate be issued to the participant with respect to the whole shares in the participant’s brokerage account and that any fractional shares remaining in such account be paid in cash to the participant. Notwithstanding the foregoing, a participant will not be permitted to dispose of shares purchased pursuant to the Amended and Restated ESPP for at least three months following the applicable purchase date.

Amendment and Termination. Our Board of Directors may amend, alter or discontinue the Amended and Restated ESPP; provided, however, that no amendment, alteration or discontinuation will be made which, without shareholder approval, would increase the number of shares authorized for the Amended and Restated ESPP, or, without a participant’s consent, would impair such participant’s rights and obligations under the plan.

The Amended and Restated ESPP will terminate upon the earliest of (1) the termination of the Amended and Restated ESPP by our Board of Directors or (2) the issuance of all of the shares reserved for issuance under the plan.

Withholding. We reserve the right to withhold from shares or cash distributed to a participant any amounts which we are required by law to withhold.

Change in Control. In the event of a change in control (as defined in the Amended and Restated ESPP), the Compensation Committee may take any actions it deems necessary or desirable with respect to any option or offering period as of the date of the consummation of the change in control.

Certain Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences relating to the Amended and Restated ESPP is based on present federal tax laws and regulations and is not a complete description of the federal income tax laws. Participants may also be subject to certain state, local or non-U.S. taxes which are not described below.

Options to purchase shares of our common stock granted under the Amended and Restated ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares of common stock purchased under the Amended and Restated ESPP are sold or otherwise disposed of. If the shares of common stock are disposed of within two years from the first day of the offering period, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares of common stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares of common stock, and any additional gain or resulting loss recognized on the disposition of the shares of common stock after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of common stock for more than one year after the purchase date.

If the shares of our common stock purchased under the Amended and Restated ESPP are sold (or otherwise disposed of) more than two years after the first day of the offering period, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (b) 15% of the fair market value of the stock as of the first day of the offering period will be treated as ordinary income. The amount of such ordinary income will be added to the participant’s basis in the shares of our common stock, and any additional gain recognized on the disposition of the shares of common stock after such basis adjustment will be long-term capital gain. If the fair market value of the shares of common stock on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

The company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized in the United States by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

ITEM 5:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on March 13, 2013, the Board of Directors, upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2013. Representatives of the firm of Deloitte & Touche LLP are expected to be present at our Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2013.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of Deloitte & Touche LLP is not approved at the meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Principal Accounting Fees and Services

Aggregate fees for professional services provided by our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, for the fiscal years ended December 31, 2012 and 2011 are set forth below.

	2012	2011
Audit Fees(1)	$895,800	$788,800
Audit Related Fees(2)	128,317	116,881
Tax Fees(3)	102,800	26,200
All Other Fees(4)	2,395	2,400

Total	$1,129,312	$934,281

(1)	Fees for audit services consisted primarily of:

•	Audit of our annual consolidated financial statements.

•	Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of our quarterly consolidated financial statements.

•	Audits of our regulated subsidiaries.

•	Consultation on accounting and financial reporting standards arising during the course of the audit or review.

•	Review of annual Form 10-K and interim Form 10-Qs.

•	Review and required procedures related to SEC filings, including registration statements.

•	Attendance at Audit Committee meetings at which matters relating to the audit or review were discussed.

(2)	Fees for services related to (1) the examination of the company’s investment management and administrative services for institutional accounts, and (2) the review of report filed with local regulatory authorities.

(3)	Fees for services related to various consultations regarding tax compliance matters.

(4)	All Other Fees consisted of the procurement of an on-line accounting research tool offered by Deloitte & Touche LLP to its clients.

Audit Committee Pre-Approval Policy

In accordance with the Cohen & Steers Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and permitted non-audit services during fiscal 2012 and 2011 performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though the pre-approval of fees is not specifically required by the SEC rules) and the other terms of the engagement.

Periodically, and generally no later than at its first meeting of each fiscal year, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for us. The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Policy to the Audit Committee at its next scheduled meeting.

ITEM 6:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed above. The text of the resolution in respect of Item 6 is as follows:

“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis set forth above.

In particular, shareholders should note that the Compensation Committee bases its executive compensation decisions on the following:

•	Compensation is related to both the individual executive’s contribution to the company, as well as the overall performance of the company;

•	Comparability to the practices of peers in our industry and other comparable companies generally; and

•	Equity awards, in the form of forfeitable restricted stock units that vest over several years, are a significant part of total compensation.

While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

At our 2012 Annual Meeting of Shareholders, 96.9% of the votes cast by our shareholders approved the compensation of our named executive officers described in our 2012 proxy statement. The Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF

PROXY PROPOSALS, NOMINATION OF DIRECTORS AND

OTHER BUSINESS OF SHAREHOLDERS

In accordance with the rules of the SEC, to be considered for inclusion in our Proxy Statement and form of proxy for our 2014 annual meeting of shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by November 26, 2013, pursuant to the requirements of Rule 14a-8 under the Exchange Act. The proposal should be sent to the attention of our Corporate Secretary.

In addition, our Bylaws set forth certain advance notice procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to our Corporate Secretary. To be timely, such notice must be delivered to the principal executive offices of Cohen & Steers not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

Appendix A

AMENDED AND RESTATED

COHEN & STEERS, INC. STOCK INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Cause: “Cause” as defined in an applicable Award agreement, or if not defined therein, “Cause” as defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Cause” shall mean (i) the Participant’s continued failure substantially to perform the Participant’s duties to the Company and its Affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Participant of such failure, (ii) the Participant’s engagement in conduct inimical to the interests of the Company or an Affiliate, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s Employment or engagement, (iii) the Participant’s commission of, or plea of guilty or nolo contendere to, (A) a felony or (B) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to the Company or an Affiliate, (iv) the Participant’s disclosure of trade secrets or confidential information of the Company or an Affiliate, or (v) the Participant’s breach of any agreement with the Company or an Affiliate in respect of confidentiality, nondisclosure, non-competition or otherwise.

(g)	Change in Control: The occurrence of any of the following events:

(i)	the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;

(ii)

any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (x) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (y) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;

(iii)	during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(g)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

(iv)	the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

(h)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)	Cohen/Steers Holder: Each member of the Cohen Group, each member of the Steers Group and each Cohen/Steers Entity.

(j)	Committee: The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(k)	Company: Cohen & Steers, Inc., a Delaware corporation.

(l)	Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee. Notwithstanding the foregoing, solely in the case of an Award that is subject to Section 409A of the Code, “Disability” shall have the meaning of such term as set forth in Section 409A of the Code, as determined by the Committee.

(m)	Effective Date: The date the Plan, as amended and restated herein, is approved by the Company’s shareholders at the Company’s 2013 Annual Meeting of Shareholders.

(n)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(o)

Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or

such market in which such prices are regularly quoted)(the “NASDAQ”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p)	Good Reason: “Good Reason” as defined in an applicable Award agreement, or if not defined therein, “Good Reason” as defined in defined in an employment agreement between the applicable Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Good Reason” shall mean (i) the failure of the Company to pay or cause to be paid the Participant’s base salary or annual bonus, if any, when due or (ii) any substantial and sustained diminution in the Participant’s authority or responsibilities; provided that either of the events described in clauses (i) and (ii) of this Section 2(o) shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

(q)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(r)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(s)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(t)	Option: A stock option granted pursuant to Section 6 of the Plan.

(u)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(v)	Original Plan: As defined in Section 16 of the Plan.

(w)	Participant: An employee, director or consultant of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(x)	Permitted Holder: As of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).

(y)	Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(z)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(aa)	Plan: The Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan.

(bb)	Service Recipient: The Company or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” within the meaning of such Treasury Regulation Section 1.409A-1 (or any successor regulation).

(cc)	Shares: Shares of common stock, par value $.01 per Share, of the Company.

(dd)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(ee)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 16,000,000 (inclusive of Shares issued under the Original Plan). The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 1,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Stock Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Stock Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Stock Appreciation Right, regardless of the actual number of Shares (if any) used to settle such Option or Stock Appreciation Right upon exercise. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4. Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Board may delegate to any committee of the Board, which committee may include one or more members of the Board who are also officers (including any Co-Chief Executive Officer) of the Company (a “Subcommittee”), the authority to grant Awards under the Plan to Participants who are neither directors of the Company nor “officers” of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934. Subject to the immediately preceding sentence, for purposes of this Plan, wherever the term “Committee” is used, it shall be deemed to also refer to the Subcommittee as appropriate. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5. Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, nonqualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clause (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate Option Price withheld by the Company from any Shares that would have otherwise been received by the Participant upon exercise of the Option). No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).

No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f)	Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

7. Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (I) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (II) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (1) the excess of (y) the Fair Market Value on the exercise date of one Share over (z) the Option Price per Share, times (2) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d)	Repricing of Stock Appreciation Rights. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(e)	Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8. Other Stock-Based Awards

(a)	Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, restricted stock units, dividend equivalent rights and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)	Performance-Based Awards. Notwithstanding anything to the contrary herein, during any period when Section 162(m) of the Code is applicable to the Company and the Plan, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of between one and five years established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) assets under management; and (xx) total shareholders’ return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award payable to any one Participant under the Plan for a performance period is 1,000,000 Shares or, in the event the Performance-Based Award is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Performance-Based Award relates. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any

Participant, (iv) the Option Price of any Option or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

(b)	Change in Control.

(i)	In the event of a Change in Control after the Effective Date, (A) if determined by the Committee in the applicable Award agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (B) the Committee may, but shall not be obligated to, (x) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price of such Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be, or (y) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (z) provide that for a period of at least 15 days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

(ii)	If a Participant’s employment with the Company and its Affiliates is terminated by the Company or any of its Affiliates without Cause or by the Participant for Good Reason within the two-year period following a Change in Control after the Effective Date, any outstanding Awards then held by the Participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of such termination of employment.

10. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13. Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

14. International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16. Effectiveness of the Plan

The Company’s 2004 Stock Incentive Plan (the “Original Plan”) was originally adopted by the Board prior to the Company’s initial public offering in 2004. The Plan, as amended and restated herein, shall be effective upon the Effective Date.

17. Section 409A of the Code

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

18. Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the applicable requirements of applicable securities laws.

19. Forfeiture/Clawback

The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

20. Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

21. Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

22. Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

Appendix B

AMENDED AND RESTATED

COHEN & STEERS, INC.

ANNUAL INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to enable the Company and its Affiliates to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” shall mean, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	“Beneficial Owner” shall mean a “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Change in Control” means the occurrence of any of the following events:

(i)	the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;

(ii)	any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (I) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (II) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;

(iii)	during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(e)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

(iv)

the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	“Committee” shall mean the Compensation Committee of the Board.

(h)	“Company” shall mean Cohen & Steers, Inc., a Delaware corporation.

(i)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(j)	“Participant” shall mean each executive officer of the Company and other key employee of the Company or an Affiliate whom the Committee designates as a participant under the Plan.

(k)	“Performance Period” shall mean each fiscal year or multi-year cycle as determined by the Committee.

(l)	“Permitted Holder” shall mean, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).

(m)	“Person” shall mean a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(n)	“Plan” shall mean the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan, as set forth herein and as may be amended from time to time.

(o)	“Share” shall mean a share of common stock of the Company.

(p)	“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Administration

The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, in no event shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to fail to so qualify. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or an Affiliate) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct. The Committee may delegate its authority under this Plan; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

4. Bonuses

(a)	Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) assets under management; and (xx) total shareholders’ return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(b)	Incentive Bonus Opportunities. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish incentive bonus opportunities for each individual Participant.

(c)	Maximum Amount Payable. As soon as practicable after the Performance Period ends, the Committee shall determine (i) whether and to what extent any of the performance objectives established for the relevant Performance Period under Section 4(a) have been satisfied and (ii) for each Participant who is employed by the Company or one of its Affiliates on the last day of the Performance Period for which the bonus is payable, the actual portion of the bonus opportunity established under Section 4(b) to which such Participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $10 million.

(d)	Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c).

(e)	Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which the bonus is payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f)	Change in Control. In the event of a Change in Control, the Board (as constituted immediately prior to the Change in Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs.

5. Payment

(a)	In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus.

(b)	Form of Payment. The Committee shall determine whether any bonus payable under this Plan is payable in cash, or in restricted stock, restricted stock units, stock appreciation rights or options (of equivalent value) awarded under the Cohen & Steers, Inc. Amended and Restated Stock Incentive Plan (as amended from time to time, or any successor plan thereto), or any combination thereof.

6. General Provisions

(a)	Effectiveness of the Plan. The Company’s 2004 Annual Incentive Plan was originally adopted by the Board prior to the Company’s initial public offering in 2004. The Plan, as amended and restated herein, shall be effective upon the date on which it is adopted by the Board, subject to approval by the Company’s shareholders at the Company’s 2013 Annual Meeting of Shareholders, and shall expire upon termination of the Plan by the Board.

(b)	Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as under Section 162(m) of the Code.

(c)	Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural Person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)	No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Affiliates. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(e)	No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(f)

Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g)	Forfeiture/Clawback. The Committee may, in its sole discretion, specify with respect to a bonus opportunity or a policy that the Participant’s rights, payments, and benefits with respect to a bonus award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of a bonus award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

(h)	Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(i)	Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(j)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

(k)	Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

Appendix C

COHEN & STEERS, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan

The purpose of the Plan is to give eligible employees of the Company and its Subsidiaries the ability to share in the Company’s future success. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their increased equity interest in the Company’s success.

2. Section 423 of the Code

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code or any successor section thereto. Accordingly, all Participants shall have the same rights and privileges under the Plan, subject to any exceptions that are permitted under Section 423(b)(5) of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code or any successor provision shall, without further act or amendment, be reformed to comply with the requirements of Section 423. This Section 2 shall take precedence over all other provisions in the Plan.

3. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Beneficial Owner: A “beneficial owner” as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(c)	Board: The Board of Directors of the Company.

(d)	Change in Control: The occurrence of any of the following events:

(i)	the complete liquidation of the Company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act), other than the Permitted Holders;

(ii)	any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of the Company (or any entity which controls the Company) representing both (x) 20% or more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) and (y) more of the combined voting power of the then outstanding securities of the Company (or any entity which controls the Company) than the Cohen/Steers Holders in the aggregate;

(iii)	during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (together with any new directors (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions, including but not limited to, an actual or threatened proxy contest, which if consummated would constitute a Change in Control under clauses (i), (ii) or (iv) of this Section 2(d)) nominated by any Cohen/Steers Holder and/or whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; or

(iv)	the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

(e)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(f)	Cohen/Steers Holder: Each member of the Cohen Group, each member of the Steers Group and each Cohen/Steers Entity.

(g)	Committee: A committee of the Board that has been designated by the Board to administer the Plan.

(h)	Company: Cohen & Steers, Inc., a Delaware corporation.

(i)	Compensation: Base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Section 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude severance pay, sign-on bonuses, stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

(j)	Disqualifying Disposition: As such term is defined in Section 11(f) of the Plan.

(k)	Eligible Employee: An individual who is eligible to participate in the Plan pursuant to Section 7 of the Plan.

(l)	Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(m)	Maximum Share Amount: Subject to Section 423 of the Code, the maximum number of Shares that a Participant may purchase on any given Purchase Date, as determined by the Committee in its sole discretion. Unless otherwise determined by the Committee, the Maximum Share Amount shall be 10,000 Shares.

(n)	Offering Date: The first date of an Offering Period.

(o)	Offering Period: An offering period described in Section 6 of the Plan.

(p)	Option: A stock option granted pursuant to Section 9 of the Plan.

(q)	Original Plan: As defined in Section 22 of the Plan.

(r)	Other Contributions: As such term is defined in Section 11(c) of the Plan.

(s)	Participant: An Eligible Employee who elects to participate in the Plan pursuant to Section 8 of the Plan.

(t)	Participating Subsidiary: A Subsidiary of the Company that is selected to participate in the Plan by the Committee in its sole discretion.

(u)	Payroll Deduction Account: An account to which payroll deductions of a Participant, or Other Contributions, are credited under Section 11(c) of the Plan.

(v)	Permitted Holder: As of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, (ii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (iii) any of Martin Cohen, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Cohen Group”), (iv) any of Robert Steers, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Steers Group”), and (v) any trust established and maintained primarily for the benefit of any member of the Cohen Group and/or Steers Group or any entity controlled by any member of the Cohen Group and/or Steers Group (a “Cohen/Steers Entity”).

(w)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(x)	Plan: The Cohen & Steers, Inc. Employee Stock Purchase Plan, as amended from time to time.

(y)	Plan Broker: A stock brokerage or other financial services firm designated by the Committee in its sole discretion.

(z)	Purchase Date: The last date of an Offering Period.

(aa)	Purchase Price: The purchase price per Share, as determined pursuant to Section 10 of the Plan.

(bb)	Shares: Shares of common stock, par value $.01 per Share, of the Company.

(cc)	Subsidiary: A “subsidiary corporation”, as defined in Section 424(f) of the Code (or any successor section thereto).

4. Shares Subject to the Plan

Subject to the adjustment provision in Section 14 of the Plan, the total number of Shares which may be issued under the Plan is 600,000 (inclusive of Shares issued under the Original Plan). The Shares may consist, in whole or in part, of unissued Shares, treasury Shares or Shares purchased on the open market. The issuance of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan.

5. Administration of the Plan

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto); provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Subject to Section 16 of the Act or other applicable law, the Committee may delegate its duties and powers under the Plan to such individuals as it designates in it sole discretion.

6. Offering Periods

Offering Periods shall generally be of three month’s duration and shall commence on a quarterly basis on each of January 1, April 1, July 1 and October 1. The first Offering Period commenced on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company’s Shares. The Plan shall continue until terminated in accordance with Section 17 hereof. Notwithstanding the foregoing, the Committee, in its sole discretion, may change the duration and/or frequency of any Offering Period, subject to the limitations under Section 423 of the Code and all applicable laws.

7. Eligibility

(a) Any individual who is an employee of the Company or a Participating Subsidiary is eligible to participate in the Plan, except that one or more of the following categories of employees may, in the discretion of the Committee, be excluded from participating in the Plan:

(1)	employees who have been employed by the Company or a Participating Subsidiary for less than two years;

(2)	employees whose customary employment is 20 hours or less per week;

(3)	employees whose customary employment is for not more than five months in any calendar year; and

(4)	highly compensated employees (within the meaning Section 414(q) of the Code);

(b) In no event shall an employee be granted an Option under the Plan if, immediately after the grant, such employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or Subsidiary. For purposes of this Section 7(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

8. Participation in the Plan

The Committee shall set forth procedures pursuant to which Eligible Employees may elect to participate in a given Offering Period under the Plan. Once an Eligible Employee elects to participate in an Offering Period, such Eligible Employee shall automatically participate in all subsequent Offering Periods, unless the Eligible Employee (a) makes a new election or (b) withdraws from an Offering Period or from the Plan pursuant to Section 12 of the Plan.

9. Grant of Option on Enrollment

With respect to an Offering Period, each Participant shall be granted (as of the Offering Date) an Option to purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing the amount accumulated in the Participant’s Payroll Deduction Account during such Offering Period by the Purchase Price.

10. Purchase Price

The Purchase Price at which a Share will be sold for a given Offering Period shall be established by the Committee, but shall in no event be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date.

11. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares

Subject to Sections 12 and 13 of the Plan:

(a)

Unless otherwise determined by the Committee, payroll deductions shall be made on each day that a Participant is paid during an Offering Period. The payroll deductions shall be made as a percentage of the Participant’s Compensation in 1% increments, from 1% to 10% of such Participant’s Compensation, as elected by the Participant; provided, however, that no Participant shall be permitted to purchase Shares under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of each Offering Date) in excess of $25,000 for any one calendar year within the meaning of Section 423(b)(8) of the Code. Unless otherwise determined by the Committee, for a given Offering Period, payroll deductions shall commence on the Offering Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.

(b)	Except as otherwise provided by the Committee, a Participant shall not change the rate of payroll deductions once an Offering Period has commenced. The Committee shall specify procedures by which a Participant may increase or decrease the rate of payroll deductions for subsequent Offering Periods.

(c)	All payroll deductions made with respect to a Participant (and other contributions made by a Participant to the extent provided by the Committee (the “Other Contributions”)) shall be credited to the Participant’s Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Account. All payroll deductions and Other Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or Other Contributions. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into the Participant’s Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

(d)	On each Purchase Date, the Company shall apply all funds then in the Participant’s Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be) pursuant to the Option granted on the Offering Date. In the event that the number of Shares to be purchased by all Participants in one Offering Period exceeds the number of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned, without interest, to the Participants.

(e)	As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant’s name with the Plan Broker to be held by such Plan Broker during the period set forth in Section 423(a)(1) of the Code. Unless otherwise permitted by the Committee in its sole discretion, dividends that are declared on the Shares held in such account shall be reinvested in whole or fractional Shares. Notwithstanding anything in the Plan to the contrary, a Participant may not dispose of Shares acquired pursuant to the Plan for at least three months following the applicable Purchase Date.

(f)	Once the holding period set forth in Section 423(a)(1) of the Code has been satisfied with respect to a Participant’s Shares, the Participant may (i) transfer the Participant’s Shares to another brokerage account of the Participant’s choosing or (ii) request in writing that a stock certificate be issued to the Participant with respect to the whole Shares in the Participant’s account with the Plan Broker and that any fractional Shares remaining in such account be paid in cash to the Participant. The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing certificates for such Shares. Any Participant who engages in a “Disqualifying Disposition” of the Participant’s Shares within the meaning of Section 421(b) of the Code shall notify the Company of such Disqualifying Disposition in accordance with Section 20 of the Plan.

(g)	A Participant shall have no interest or voting right in the Shares covered by the Participant’s Option until such Option is exercised.

12. Withdrawal

Each Participant may withdraw from an Offering Period or from the Plan under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant’s withdrawal from participation in respect of an Offering Period or from the Plan, all accumulated payroll deductions and Other Contributions in the Payroll Deduction Account shall be returned, without interest, to such Participant, and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods pursuant to such terms and conditions established by the Committee in its sole discretion.

13. Termination of Employment

A Participant whose employment is terminated shall cease to participate in the Plan upon his or her termination of employment for any reason. Upon such termination, all payroll deductions and Other Contributions credited to the former Participant’s Payroll Deduction Account shall be returned, without interest, to such former Participant or to the former Participant’s designated beneficiary, as the case may be, and such former Participant or beneficiary shall have no future rights in any unexercised Options under the Plan.

14. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares by reason of any Share dividend, split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, in its sole discretion and without liability to any person, shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price, (iii) the number or kind of Shares or other securities subject to outstanding Options and/or (iv) any other affected terms of such Options.

(b)	Change in Control. In the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Option or Offering Period as of the date of the consummation of the Change in Control.

15. Nontransferability

No Options granted under the Plan shall be transferred, assigned, pledged or otherwise disposed of in any way by the Participant otherwise than by will or by the laws of descent and distribution. Any such attempted transfer, assignment, pledge or other disposition shall be of no force or effect, except that the Committee may treat such act as an election to withdraw from the Offering Period in accordance with Section 12.

16. No Right to Employment

The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant.

17. Amendment or Termination of the Plan

The Plan shall continue until the earliest to occur of the following: (a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, or (c) failure to satisfy the conditions of Section 22 of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (x) without the approval of the stockholders of the Company, would (except as is provided in Section 14 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (y) except as otherwise provided in Section 14(b), without the consent of a Participant, would impair any of the rights or obligations under any Option theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.

18. Tax Withholding

A Participant’s employer shall have the right to withhold from such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. Unless the Committee specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to the amount of such withholding taxes.

19. International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Participants in order to conform such terms with the requirements of local law.

20. Notices

All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Company at the following address (or at such other address as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

Cohen & Steers, Inc.

280 Park Avenue

New York, NY 10017

Attention: General Counsel

21. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

22. Effectiveness of the Plan

The Company’s 2004 Employee Stock Purchase Plan (the “Original Plan”) was originally adopted by the Board prior to the Company’s initial public offering in 2004. The Plan, as amended and restated herein, shall be effective upon the date of its approval by the Company’s shareholders at the Company’s 2013 Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be

Held on May 8, 2013:

The Annual Report, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

M56024-P35159

COHEN & STEERS, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Salvatore Rappa, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 13, 2013, at the 2013 Annual Meeting of Stockholders to be held on May 8, 2013, beginning at 9:00 a.m., local time, at Cohen & Steers corporate headquarters located at 280 Park Avenue, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side of this form. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, and FOR Items 2, 3, 4, 5 and 6.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

COHEN & STEERS, INC. 280 PARK AVENUE NEW YORK, NY 10017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M56023-P35159 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COHEN & STEERS, INC.
The Board of Directors recommends you vote FOR the following :
1.	Election of Directors	For	Against	Abstain
	1a. Martin Cohen	☐	☐	☐
	1b. Robert H. Steers	☐	☐	☐			For	Against	Abstain
	1c. Peter L. Rhein	☐	☐	☐	3.	Approval of the Amended and Restated Cohen & Steers, Inc. Annual Incentive Plan.	☐	☐	☐
	1d. Richard P. Simon	☐	☐	☐	4.	Approval of the Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan.	☐	☐	☐
	1e. Edmond D. Villani	☐	☐	☐	5.	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm.	☐	☐	☐
	1f. Bernard B. Winograd	☐	☐	☐	6.	Approval, by non-binding vote, of the compensation of the named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:					NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

2.	Approval of the Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date